UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under § 240.14a-12
ALIGOS THERAPEUTICS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ALIGOS THERAPEUTICS, INC.

Dear Stockholder:

I am pleased to invite you to attend the 2026 Annual Meeting of Stockholders (the “Annual Meeting”) of Aligos Therapeutics, Inc., which will be held online at www.proxydocs.com/ALGS, on June 25, 2026 at 8:00 a.m. Pacific Time. You must register to attend the meeting online at www.proxydocs.com/ALGS no later than June 24, 2026 at 5:00 p.m. Eastern Time.

The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at the Annual Meeting.

Whether or not you attend the Annual Meeting online, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy via the Internet, by phone or by mail. If you decide to attend the Annual Meeting online, you will be able to vote electronically or via phone using the control number on your proxy card, even if you have previously submitted your proxy.

On behalf of the Board of Directors, I would like to express our appreciation for your interest in Aligos Therapeutics.

Sincerely,

/s/ LAWRENCE M. BLATT
Lawrence M. Blatt, Ph.D., M.B.A.
Chair, President and Chief Executive Officer

ALIGOS THERAPEUTICS, INC.

One Corporate Drive, 2nd Floor

South San Francisco, California 94080

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 25, 2026

To the Stockholders of Aligos Therapeutics, Inc.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), will be held on Thursday, June 25, 2026, at 8:00 a.m. Pacific Time. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/ALGS no later than June 24, 2026 at 5:00 p.m. Eastern Time. Once registered, you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote. The Annual Meeting will be held for the following purposes:

1.	To elect two Class III directors to hold office until the 2029 annual meeting of stockholders or until their successors are elected;

2.

To ratify the appointment, by the Audit Committee of the Company’s Board of Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026;

3.

To approve an amendment to the Company’s 2020 Employee Stock Purchase Plan (the “ESPP”), in substantially the form attached to the accompanying Proxy Statement as Appendix A, to remove the evergreen provision and increase the number of shares reserved for issuance under the ESPP by 500,000 shares (the “ESPP Amendment”);

4.

To approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers as disclosed in the Proxy Statement accompanying this notice pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”);

5.	To approve, on a non-binding, advisory basis, whether a Say-on-Pay vote should occur every one year, every two years or every three years; and

6.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders. Only stockholders who owned common stock of the Company at the close of business on April 27, 2026 (the “Record Date”) can vote at this meeting or any adjournments that take place.

The Board of Directors recommends that you vote FOR the election of the director nominees named in Proposal No. 1 of the Proxy Statement, FOR the ratification of the appointment of Ernst & Young LLP, as the independent registered public accounting firm, as described in Proposal No. 2, FOR the ESPP Amendment Proposal as described in Proposal No. 3, FOR the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal as described in Proposal No. 4 and “EVERY ONE YEAR,” on a non-binding, advisory basis, for the frequency of future Say-on-Pay votes as described in Proposal No. 5.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2025, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE THREE CONVENIENT VOTING METHODS DESCRIBED IN THE “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” SECTION IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE

REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

By Order of the Board of Directors

/s/ LAWRENCE M. BLATT
Lawrence M. Blatt, Ph.D., M.B.A.
Chair, President and Chief Executive Officer

South San Francisco, California

April 29, 2026

i

ALIGOS THERAPEUTICS, INC.

One Corporate Drive, 2nd Floor

South San Francisco, California 94080

PROXY STATEMENT

FOR THE 2026 ANNUAL MEETING OF STOCKHOLDERS

JUNE 25, 2026

We have sent you this Proxy Statement and the enclosed Proxy Card because the Board of Directors (the “Board”) of Aligos Therapeutics, Inc. (referred to herein as the “Company”, “Aligos Therapeutics”, “we”, “us” or “our”) is soliciting your proxy to vote at our 2026 Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Thursday, June 25, 2026, at 8:00 a.m. Pacific Time. The Annual Meeting will be held entirely online. You will be able to attend and participate in the Annual Meeting online by registering at www.proxydocs.com/ALGS no later than June 24, 2026 at 5:00 p.m. Eastern Time. Once registered, you will receive further instructions via email on how to listen to the meeting live, submit questions, and vote.

•	This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•	The Proxy Card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

In addition to solicitations by mail, our directors, officers and regular employees, without additional compensation, may solicit proxies by telephone, e-mail and personal interviews. We may retain outside consultants to solicit proxies on our behalf as well. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the “Form 10-K”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of April 27, 2026 (the “Record Date”) for the first time on or about May 5, 2026. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials, and will also contain instructions on how to request a printed copy of the Annual Meeting materials. In addition, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Form 10-K so that our record holders can supply these materials to the beneficial owners of shares of our common stock as of the Record Date. The Form 10-K is also available in the “Investor Relations - SEC Filings” section of our website at https://investor.aligos.com/.

The only outstanding voting securities of Aligos Therapeutics are shares of common stock, $0.0001 par value per share (the “common stock”), of which there were 5,388,223 shares outstanding as of the Record Date (excluding any treasury shares). This number does not include 4,217,432 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of the Record Date (which are immediately exercisable at an exercise price of $0.0025 and $0.0001 per share of common stock, subject to beneficial ownership limitations), 4,213,767 shares of common stock issuable upon the exercise of common warrants outstanding as of the Record Date (which are immediately exercisable at an exercise price of $18.92 and $26.02 per share of common stock, subject to beneficial ownership limitations) or 800,000 shares of non-voting common stock. The holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote, present in person or represented by proxy, are required to hold the Annual Meeting. We have two classes of common stock: voting common stock and non-voting common stock. Unless otherwise noted, all references in this Proxy Statement to our “common stock,” or “shares” refer to our voting common stock.

INFORMATION ABOUT THE PROXY PROCESS AND VOTING

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JUNE 25, 2026

This Proxy Statement and our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 are available on our website at www.aligos.com and at www.proxydocs.com/ALGS.

Unless the context requires otherwise, in this Proxy Statement the terms “Aligos,” “we,” “us,” “our” and “the Company” refer to Aligos Therapeutics, Inc.

QUESTIONS AND ANSWERS REGARDING THE PROXY MATERIALS AND THE VOTING PROCESS

Why am I receiving these materials?

We have made this Proxy Statement and Proxy Card available to you on the internet or, upon your request, have delivered printed proxy materials to you, because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the Annual Meeting online to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy over the telephone or on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and accompanying Proxy Card will be first made available for access on or about May 5, 2026 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on the Record Date will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, there were 5,388,223 shares of common stock issued and outstanding and entitled to vote. This number does not include 4,217,432 shares of common stock issuable upon the exercise of pre-funded warrants outstanding as of the Record Date (which are immediately exercisable at an exercise price of $0.0025 and $0.0001 per share of common stock, subject to beneficial ownership limitations), 4,213,767 shares of common stock issuable upon the exercise of common warrants outstanding as of the Record Date (which are immediately exercisable at an exercise price of $18.92 and $26.02 per share of common stock, subject to beneficial ownership limitations) or 800,000 shares of non-voting common stock.

Stockholder of Record: Shares Registered in Your Name

If, on the Record Date, your shares were registered directly in your name with the transfer agent for our common stock, Continental Stock Transfer & Trust Co., then you are a stockholder of record. As a stockholder of record, you may vote at the Annual Meeting by attending the Annual Meeting online and following the instructions posted at www.proxydocs.com/ALGS or you may vote by proxy. Whether or not you plan to attend the Annual Meeting online, we encourage you to fill out and return the Proxy Card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer, custodian or other similar organization acting as nominee (each, a “Broker”), then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to register to attend the Annual Meeting online at www.proxydocs.com/ALGS. You must register online no later than June 24, 2026 at 5:00 p.m. Eastern Time. However, since you are not the stockholder of record, you may not vote your shares at the Annual Meeting by attending the Annual Meeting online unless you request and obtain a valid Proxy Card from your broker or other agent.

What am I being asked to vote on?

You are being asked to vote on five proposals:

•	Proposal 1—the election of two Class III directors to hold office until our 2029 annual meeting of stockholders;

•	Proposal 2—the ratification of the appointment, by the Audit Committee of our Board, of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2026;

•	Proposal 3—the amendment of our ESPP to remove the evergreen provision and increase the number of shares reserved under our ESPP by 500,000 shares;

•

Proposal 4—the approval, on a non-binding, advisory basis, of the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the compensation disclosure rules of the SEC; and

•	Proposal 5—the approval, on a non-binding, advisory basis, of whether a Say-on-Pay vote should occur every one year, every two years or every three years.

In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting.

How do I vote?

•	For Proposal 1, you may either vote “For” the nominees to the Board or you may “Withhold” your vote for the nominees.

•	For Proposal 2, Proposal 3, and Proposal 4, you may either vote “For” or “Against” or abstain from voting.

•	For Proposal 5, you may vote “Every One Year”, “Every Two Years” or “Every Three Years” or abstain from voting.

Please note that by casting your vote by proxy you are authorizing the individuals listed on the Proxy Card to vote your shares in accordance with your instructions and in their discretion with respect to any other matter that properly comes before the Annual Meeting or any adjournments or postponements thereof.

The procedures for voting are as follows:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting online. Alternatively, you may vote by proxy by using the accompanying Proxy Card, over the internet or by telephone. Whether or not you plan to attend the Annual Meeting online, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting online and vote online. In such case, your previously submitted proxy will be disregarded.

•	To vote at the Annual Meeting, you must pre-register to attend the Annual Meeting online and follow the instructions posted at www.proxydocs.com/ALGS.

•

To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•	To vote by proxy over the internet, follow the instructions provided on the Notice of Internet Availability.

•	To vote by telephone, you may vote by proxy by calling the toll-free number found on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of Broker

If you are a beneficial owner of shares registered in the name of your Broker you should have received a voting instruction card and voting instructions with these proxy materials from that organization rather than from us. Simply complete and mail the voting instruction card to ensure that your vote is counted. To vote at the Annual Meeting online, you must obtain a valid proxy from your Broker. Follow the instructions from your Broker, bank or other agent included with these proxy materials, or contact your Broker to request a proxy form.

Who counts the votes?

Mediant has been engaged as our independent agent to tabulate stockholder votes, or Inspector of Election. If you are a stockholder of record, your executed Proxy Card is returned directly to Mediant for tabulation. As noted above, if you hold your shares through a Broker, your Broker returns one Proxy Card to Mediant on behalf of all its clients.

How are votes counted?

Votes will be counted by the Inspector of Election appointed for the Annual Meeting. The Inspector of Election will separately count with respect to Proposal 1, votes “FOR,” “WITHHOLD” and, if applicable, broker non-votes; with respect to Proposals 2, 3 and 4, votes “FOR” and “AGAINST,” abstentions and, if applicable, broker non-votes; and with respect to Proposal 5, votes for “Every One Year,” “Every Two Years,” “Every Three Years,” abstentions and, if applicable, broker non-votes.

If your shares are held by your Broker as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your Broker to vote your shares. If you do not give instructions to your Broker, your Broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. See below for more information regarding “What are ‘broker non-votes’?” and “Which ballot measures are considered ‘routine’ or ‘non-routine’?”.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in “street name” does not give instructions to the Broker of the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name, the beneficial owner of the shares is entitled to give voting instructions to the Broker holding the shares. If the beneficial owner does not provide voting instructions, the Broker can still vote the shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. In the event that a Broker or other record holder of common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as broker non-votes with respect to that proposal. Accordingly, if you own shares through a nominee, such as a Broker, please be sure to instruct your nominee how to vote to ensure that your vote is counted on each of the proposals.

Which ballot measures are considered “routine” or “non-routine?”

The ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the year ending December 31, 2026 (Proposal 2), is considered routine under applicable rules. A Broker may generally vote on routine matters, and therefore no broker non-votes are expected to exist in connection with Proposal 2. The election of directors (Proposal 1), the amendment of our ESPP to remove the evergreen provision and increase the number of shares reserved under the ESPP by 500,000 shares (Proposal 3), the Say-on-Pay (Proposal 4), and the frequency of Say-on-Pay votes (Proposal 5) are considered non-routine under applicable rules. A Broker cannot vote without instructions on non-routine matters, and therefore there may be broker non-votes on Proposal 1, Proposal 3, Proposal 4 or Proposal 5.

How many votes are needed to approve the proposals?

With respect to Proposal 1, the election of directors, the nominees will be elected by a plurality of the votes cast, which means that the two nominees receiving the most “For” votes (from the votes of shares present in attendance or represented by proxy and entitled to vote on the election of directors) will be elected. “Withhold” votes and broker non-votes will not be counted towards the vote total for this proposal.

With respect to Proposal 2, the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026, the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal. Because Proposal 2 is considered a “routine” matter, no broker non-votes are expected in connection with this proposal.

With respect to Proposal 3, the amendment of our ESPP to remove the evergreen provision and increase the number of shares reserved under the ESPP by 500,000 shares, the majority of votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

With respect to Proposal 4, the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal, the majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) is required for approval. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

With respect to Proposal 5, the approval, on a non-binding, advisory basis, of whether a Say-on-Pay vote should occur every one year, every two years or every three years, the option of every one year, every two years or every three years that receives the majority of the votes cast affirmatively or negatively (excluding abstentions and broker non-votes) will be the frequency recommended by stockholders. If none of the frequency alternatives (one year, two years or three years) receives a majority vote, the Company will consider the frequency that receives the highest number of votes by stockholders to be the frequency that has been recommended by its stockholders. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose, and will have no effect on the vote for this proposal.

Because votes on Proposals 4 and 5 are advisory, they will not be binding on the Board, the Compensation Committee of the Board or the Company. With respect to Proposal 4, the Board will review the voting results and take them into consideration when making future decisions about executive compensation. With respect to Proposal 5, the Board may decide that it is in the best interests of the Company and its stockholders to hold a stockholder advisory vote on executive compensation more or less frequently than the option recommended by stockholders.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the Record Date.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted as follows:

•	“For” the election of two nominees for director;

•	“For” the ratification of the appointment of Ernst & Young LLP, as our independent registered public accounting firm for the fiscal year ending December 31, 2026;

•	“For” the amendment of our ESPP to remove the evergreen provision and increase the number of shares reserved under the ESPP by 500,000 shares;

•	“For” the approval, on a non-binding, advisory basis, of the Say-on-Pay proposal; and

•	“Every One Year” on a non-binding, advisory basis as the frequency of future Say-on-Pay votes.

If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors, officers and employees may also solicit proxies in person, by telephone or by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit another properly completed proxy with a later date.

•	You may send a written notice that you are revoking your proxy to the Secretary of the Company at One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

•	You may attend the Annual Meeting online and vote by following the instructions at www.proxydocs.com/ALGS. Simply attending the Annual Meeting online will not, by itself, revoke your proxy.

If your shares are held by your Broker, you should follow the instructions provided by them.

How do I attend the virtual Annual Meeting?

The live audio webcast of the Annual Meeting will begin promptly at 8:00 a.m. Pacific Time. Online access to the audio webcast will open approximately 15 minutes prior to the start of the Annual Meeting to allow time for our stockholders to log-in and test their devices’ audio system. We encourage you to access the meeting in advance of the designated start time.

To attend the Annual Meeting, stockholders will need to log in by following the instructions and registering at www.proxydocs.com/ALGS.

Is technical assistance provided before and during the virtual Annual Meeting?

Beginning 15 minutes prior to the start of, and during, the virtual Annual Meeting, we will have a support team ready to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting.

If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log-in page.

When are stockholder proposals due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 5, 2027, to the Secretary of the Company at One Corporate Drive, 2nd Floor, South San Francisco, California 94080; provided, that if the date of the annual meeting is more than 30 days from June 25, 2027, the deadline is a reasonable time before we begin to print and send our proxy materials for next year’s annual meeting. Pursuant to the bylaws, in order for a stockholder to present a proposal for next year’s annual meeting, other than proposals to be included in the Proxy Statement as described above, or to nominate a director, you must do so between February 25, 2027 and March 27, 2027; provided that if the date of that annual meeting is more than 30 days before or more than 60 days after June 25, 2027, you must give notice not later than the 90th day prior to the annual meeting date or, if later, the 10th day following the day on which public disclosure of the annual meeting date is first made by us. You are also advised to review our bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations. In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice that sets forth the information required by Rule 14a-19 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), no later than 60 days prior to the anniversary of the previous year’s annual meeting (no later than April 26, 2027 for the 2027 annual meeting of stockholders). If the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the anniversary of the 2026 Annual Meeting, then notice must be provided by the later of 60 days prior to the date of the 2027 annual meeting of stockholders or the 10th day following the day on which public announcement of the date of the 2027 annual meeting of stockholders is first made by us.

We intend to file a Proxy Statement and WHITE proxy card with the SEC in connection with our solicitation of proxies for our 2027 annual meeting. Stockholders may obtain our Proxy Statement (and any amendments and supplements) and other documents as and when filed by us with the SEC without charge from the SEC’s website at www.sec.gov.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority in voting power of the shares of common stock issued and outstanding and entitled to vote are present in attendance online or represented by proxy at the Annual Meeting. On the Record Date, there were 5,388,223 shares outstanding and entitled to vote. Accordingly, 2,694,112 shares must be represented by stockholders present at the Annual Meeting online or by proxy to have a quorum.

Your shares will be counted toward the quorum only if you submit a valid proxy or vote at the Annual Meeting online. Abstentions and broker non-votes will be counted toward the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, in attendance online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting. If final voting results are unavailable at that time, we will file an amended Current Report on Form 8-K within four business days of the day the final results are available.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a staggered, three-year term. Unless the Board determines that vacancies (including vacancies created by increases in the number of directors) shall be filled by the stockholders, and except as otherwise provided by law, vacancies on the Board may be filled only by the affirmative vote of a majority of the remaining directors. A director elected by the Board to fill a vacancy (including a vacancy created by an increase in the number of directors) shall serve for the remainder of the full term of the class of directors in which the vacancy occurred and until such director’s successor is elected and qualified.

The Board currently consists of seven directors, divided into the following three classes:

•	Class I directors: Lawrence M. Blatt, Ph.D., M.B.A. and James Scopa, J.D., M.B.A., whose current terms will expire at the annual meeting of stockholders to be held in 2027;

•	Class II directors: K. Peter Hirth, Ph.D., Heather Preston, M.D. and Margarita Chavez, J.D., whose current terms will expire at the annual meeting of stockholders to be held in 2028; and

•	Class III directors: Bridget Martell, M.A., M.D. and Carole Nuechterlein, J.D., whose current terms will expire at the Annual Meeting.

At each annual meeting of stockholders, the successors to directors whose terms will then expire will be elected to serve from the time of election and qualification until the third subsequent annual meeting of stockholders.

Dr. Martell and Ms. Nuechterlein have been nominated to serve as Class III directors and have elected to stand for reelection. If elected, each of Dr. Martell and Ms. Nuechterlein will hold office from the date of such individual’s election by the stockholders until the third subsequent annual meeting of stockholders or until a successor is elected and has been qualified, or until such director’s earlier death, resignation or removal.

Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the two nominees named below. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as the Board may propose. Dr. Martell and Ms. Nuechterlein have agreed to serve if elected, and management has no reason to believe that Dr. Martell or Ms. Nuechterlein will be unable to serve. Directors are elected by a plurality of the votes cast at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE

FOR THE ELECTION OF THE NAMED NOMINEES.

The following table sets forth, for the Class III nominees (who are currently standing for reelection), and for our other current directors who will continue in office after the Annual Meeting, information with respect to their ages as of April 27, 2026 and position/office held within the Company:

Name	Age	Position/Office Held with the Company	Director Since
Class I Directors whose terms expire at the 2027 Annual Meeting of Stockholders
Lawrence M. Blatt, Ph.D., M.B.A.	64	Chair, President, and Chief Executive Officer	2018
James Scopa, J.D., M.B.A.(2)(4)	67	Director	2021
Class II Directors whose terms expire at the 2028 Annual Meeting of Stockholders
K. Peter Hirth, Ph.D.(2)(3)	74	Director	2018
Heather Preston, M.D.(1)	60	Director	2024
Margarita Chavez, J.D.(2)(4)	56	Director	2024
Class III Directors whose terms expire at the 2026 Annual Meeting
Bridget Martell, M.A., M.D.(1)(3)	60	Director	2021
Carole Nuechterlein, J.D.(1)(3)(4)	65	Director	2018

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.
(4)	Member of the Business Development and Strategy Committee.

Set forth below is biographical information for the nominees and each person whose term of office as a director will continue after the Annual Meeting. The following includes certain information regarding our directors’ individual experience, qualifications, attributes and skills that led the Board to conclude that they should serve as directors.

Nominees for Election to a Three-Year Term Expiring at the 2029 Annual Meeting of Stockholders

Bridget Martell, M.A., M.D., has served as a member of our board of directors since November 2021. Dr. Martell currently serves as a Senior Advisor for Two Bear Capital, a private venture capital firm, among other roles, since May 2024. Previously, she has served as the President and Chief Executive Officer of Artizan Biosciences, Inc., a biotechnology company from July 2021 to August 2023, and as a part-time Healthcare Venture Partner with AlleyCorp, an early stage venture capital company, from June 2021 to May 2023. Dr. Martell currently serves on the board of directors of Achieve Life Sciences, Inc., a biopharmaceutical company, and Delcath Systems, Inc., an interventional oncology company. Dr. Martell has also served as a member of the board of directors of POINT Biopharma Global, Inc., a radiopharmaceutical company, until its acquisition by Eli Lilly in December 2023 and Ayala Pharmaceuticals, Inc., an oncology company, whose assets were sold to Immunome, Inc. in March 2024, as well as several private biotechnology companies. Under the auspices of her consulting practice, BAM Consultants LLC, Dr. Martell has held various leadership positions in early stage, private companies, including Chief Medical Officer of Nobias Therapeutics, Inc. from August 2020 to September 2021 and again from June 2023 to March 2024, Verseau Therapeutics, Inc. from December 2020 to October 2021, and RRD International, a boutique Contract Research Organization, from April 2018 to January 2020. Concurrently, Dr. Martell held various full and part-time positions at Kura Oncology, Inc., a clinical-stage biopharmaceutical company, including Vice President, Clinical Development from October 2017 to January

2020, as Acting Chief Medical Officer from January 2020 to August 2020 and as Senior Scientific Advisor from August 2020 to December 2021. From January 2015 to September 2017, Dr. Martell served as Senior Vice President, New Product Development at Juniper Pharmaceuticals, a publicly held specialty pharmaceuticals company. From October 2011 to April 2013, she was Executive Director, Head Medical Affairs at Purdue Pharma L.P., a privately held pharmaceutical company. Prior to that, Dr. Martell held leadership roles of increasing responsibility at Pfizer Inc., a publicly traded biopharmaceutical company, from 2005 to 2011. Dr. Martell received a B.S. in microbiology from Cornell University, an M.A. in molecular immunology from Boston University and an M.D. from the Chicago Medical School. She completed her internship and residency in internal medicine and was an internal medicine chief resident and RWJ Faculty Clinical Scholar at Yale University. Dr. Martell is board certified in both internal and addiction medicine. We believe that Dr. Martell’s educational background and extensive experience serving as a director and working with both private and public life sciences companies provides her with the qualifications and skills necessary to serve as a member of our board of directors.

Carole Nuechterlein, J.D., has served as a member of our board of directors since August 2018. Ms. Nuechterlein was the Head of the Roche Venture Fund (“RVF”) from 2001 until her retirement in April 2026. Ms. Nuechterlein was responsible for RVF’s investments in, among others, Alios, Ambrx, Anadys, AveXis, Enthera, Pharmasset, and SpliceBio. She currently serves as a member of the board of directors of Freenome Holdings, Inc., a biotechnology company. Ms. Nuechterlein previously served as a member of the board of directors of numerous public companies, including AveXis, Inc., Entrada Therapeutics, Inc., Millendo Therapeutics, Inc. and BCTG Acquisition Corp. Prior to heading RVF, Ms. Nuechterlein was General Counsel of SangStat, Inc. She received a B.A. in English and Humanities from Valparaiso University and a J.D. from the University of Michigan. We believe that Ms. Nuechterlein’s extensive experience as a venture capital investor in, and director of, several biotechnology companies provides her with the qualifications and skills necessary to serve as a member of our board of directors.

Directors Continuing in Office Until the 2027 Annual Meeting of Stockholders

Lawrence M. Blatt, Ph.D., M.B.A., has served as our Chief Executive Officer and a member of our board of directors since February 2018 and as our President since March 2024. Prior to co-founding the Company, Dr. Blatt served as the Global Head of Infectious Diseases and Vaccines at Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, from November 2014 to February 2018. Dr. Blatt co-founded Alios BioPharma, Inc., a biotechnology company, and served as its Chief Executive Officer, President and Director from January 2009 until its acquisition by Janssen Pharmaceutical Companies of Johnson & Johnson in November 2014. Prior to Alios, he served as Chief Scientific Officer at InterMune, Inc., a biotechnology company, from 2002 to 2008. Dr. Blatt currently serves on the board of directors of Onco3R Therapeutics BV and previously served on the board of directors of ReViral Ltd. and Alveo Technologies, Inc., which he co-founded in 2014, and Meissa Vaccines, Inc. Dr. Blatt received a B.S. in Microbiology from Indiana University Bloomington, an M.B.A. from California State University, Northridge, and a Ph.D. in Public Health Administration from the University of La Verne. We believe that Dr. Blatt’s extensive experience as an executive of several companies in the biopharmaceutical and biotechnology industries, his extensive knowledge of our company and his educational background provide him with the qualifications and skills necessary to serve as a member of our board of directors.

James Scopa, J.D., M.B.A., has served as a member of our board of directors since April 2021. Mr. Scopa served as a Managing Director of MPM Capital from May 2005 to June 2017. Mr. Scopa spent the prior 15 years working at Deutsche Bank Alex. Brown and Thomas Weisel Partners advising growth companies in biopharmaceuticals and medical devices. At Deutsche Bank Alex. Brown, Mr. Scopa served as Managing Director and Global Co-Head of Healthcare Investment Banking, and at Thomas Weisel Partners, Mr. Scopa served on the Investment Committee for TWP’s Health Care venture fund as well as Co-Director of Healthcare Investment Banking. Mr. Scopa currently serves on the board of directors of Neuron23, Inc., and BiVACOR, Inc. He previously served on the boards of DICE Therapeutics and Adverum Biotechnologies, Inc. (both sold to Eli Lilly), Semma Therapeutics, Inc. (sold to Vertex Pharmaceuticals Incorporated), True North Therapeutics, Inc.

(sold to Bioverativ Inc.), and iPierian, Inc. (sold to Bristol-Myers Squibb). Mr. Scopa also currently serves as a member of the Investment Advisory Committee and Advisory Board of One Ventures, an Australian-based venture capital firm. Mr. Scopa holds an A.B. from Harvard College, an M.B.A. from Harvard Business School and a J.D. from Harvard Law School. We believe that Mr. Scopa’s extensive experience in the biotechnology and biopharmaceuticals industries and his service as a director for numerous companies provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Directors Continuing in Office Until the 2028 Annual Meeting of Stockholders

K. Peter Hirth, Ph.D., has served as a member of our board of directors since August 2018. In 2001, Dr. Hirth co-founded Plexxikon, Inc., a pharmaceutical company, and served as its Chief Executive Officer until April 2013. Dr. Hirth currently serves on the board of directors of IO Biotech, Inc., a publicly traded biopharmaceutical company and several private companies. He previously served on the board of directors of Vaxcyte, Inc., a publicly traded biotechnology company, from January 2017 to April 2025. Dr. Hirth holds an M.Sc. and Ph.D. in Molecular Genetics from Heidelberg University, Germany and completed his post-doctoral work at the University of California, San Diego. We believe that Dr. Hirth’s extensive experience in the biopharmaceutical and biotechnology industries and his educational background provide him with the qualifications and skills necessary to serve as a member of our board of directors.

Heather Preston, M.D., has served as a member of our board of directors since August 2024. Dr. Preston currently serves as a Senior Advisor at TPG Biotech, a venture capital firm, and has served in this capacity since July 2018. From July 2018 to September 2022, Dr. Preston served as Managing Partner at Pivotal bioVenture Partners, a venture capital firm. Prior to that, from May 2005 to July 2018, Dr. Preston served as Managing Director and Partner at TPG Biotech. Dr. Preston currently serves on the board of directors of Oxford BioMedica PLC, a biotechnology company listed on the London Stock Exchange, Oxford Nanopore Technologies, a biotechnology company listed on the London Stock Exchange, Invenra Inc. and Azura Ophthalmics, Inc., each a private biotechnology company. Dr. Preston previously served on the board of directors of Fusion Pharmaceuticals, a public pharmaceutical company, and various biopharmaceutical and therapeutics companies. Dr. Preston received a B.S. in Biochemistry from the University of London and an M.D. from the University of Oxford. We believe that Dr. Preston’s extensive experience in the biopharmaceutical investment industry provides her with the qualifications and skills necessary to serve as a member of our board of directors.

Margarita Chavez, J.D., has served as a member of our board of directors since August 2024. Ms. Chavez is currently a Venture Partner at Wellington Partners, a venture capital firm, and has served in this capacity since September 2023. From January 2016 to April 2023, Ms. Chavez served as Managing Director at AbbVie Ventures, the corporate strategic venture capital arm of AbbVie Inc., a public biopharmaceutical company. Prior to that, from January 2013 to December 2015, Ms. Chavez served as Director, Venture & Early Stage Collaborations at AbbVie. From March 2004 to December 2013, Ms. Chavez served in varying roles at Abbott Laboratories, a public medical devices and healthcare company, most recently as Director, Venture Investments, Abbott Biotech Ventures from June 2010 to December 2013. Ms. Chavez also previously worked as a corporate and securities lawyer at Brobeck, Phleger & Harrison LLP and at Rosenblum Parish & Isaacs. Ms. Chavez currently serves on the board of directors of Newron Pharmaceuticals S.p.A., a biopharmaceutical company, as well as the Board of Regents at Santa Clara University and P33 Chicago. Ms. Chavez previously served as a member of the board of directors of Carisma Therapeutics Inc., a public biotechnology company, and on the boards of multiple private bioscience and pharmaceutical companies. Ms. Chavez received a B.S. and J.D. from Santa Clara University. We believe that Ms. Chavez’s extensive experience serving as a director, working in venture capital and working with both private and public life sciences companies provide her with the qualifications and skills necessary to serve as a member of our board of directors.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board has appointed Ernst & Young LLP (“EY”), as our independent registered public accounting firm for the year ending December 31, 2026, and is seeking ratification of such appointment by our stockholders at the Annual Meeting. EY has audited our financial statements for each of our fiscal years since the fiscal year ended December 31, 2018. Representatives of EY are expected to be in attendance online at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither our bylaws nor other governing documents or law require stockholder ratification of the appointment of EY as our independent registered public accounting firm. However, the Audit Committee is submitting the appointment of EY to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain EY. Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Principal Accountant Fees and Services

The following table represents aggregate fees billed by EY relating to the fiscal years ended December 31, 2025 and 2024.

	Year Ended December 31,
	(in thousands)
	2025	2024
Audit Fees(1)	$1,188	$1,182
Audit-Related Fees	—	—
Tax Fees	5	61
All Other Fees	—	—

Total Fees	$1,193	$1,243

(1)

Audit fees consist of fees for professional services provided primarily in connection with the annual audit of our consolidated financial statements, quarterly reviews and services associated with SEC registration statements and other documents.

Pre-Approval Policies and Procedures

Pursuant to its charter, the Audit Committee or a delegate of the Audit Committee pre-approves all audit and non-audit services provided by its independent registered public accounting firm, unless the engagement is entered into pursuant to appropriate additional pre-approval policies established by the Audit Committee. This policy is set forth in the charter of the Audit Committee and is available at https://investor.aligos.com/corporate-governance/governance-overview.

The Audit Committee approved all of the audit, audit-related, tax and other services provided by EY for 2025 and 2024 and, in each case, the estimated costs of those services. Actual amounts billed, to the extent in excess of the estimated amounts, are periodically reviewed and approved by the Audit Committee.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3

APPROVAL OF AMENDMENT TO OUR 2020 EMPLOYEE STOCK PURCHASE PLAN

Introduction

Our stockholders are being asked to approve an amendment (the “ESPP Amendment”) to our ESPP, which amends the ESPP to remove automatic annual increases to the number of shares reserved, which otherwise would continue through 2030, and provide that the total number of shares reserved for issuance under the ESPP will be 694,714 shares (of which 560,871 will be available for future issuance), an increase of 500,000 shares over the current ESPP share reserve. On April 22, 2026, our board of directors approved the ESPP Amendment subject to approval of the ESPP Amendment by our stockholders. If our stockholders do not approve the ESPP Amendment, the ESPP will continue on its terms in effect prior to the ESPP Amendment.

The purpose of the ESPP, as amended by the ESPP Amendment (the “Amended ESPP”), is to provide employees of the Company and certain subsidiaries with an opportunity to purchase shares of the common stock of the Company (the “Shares”). The Amended ESPP includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). The Company intends for the 423 Component to qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, the ESPP authorizes the grant of purchase rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code.

Overview of Proposed ESPP Amendment

We strongly believe that an employee stock purchase program is a necessary and important incentive and retention tool, especially with respect to our non-executive employees. If our stockholders approve the ESPP Amendment, (i) an additional 500,000 shares will be reserved for issuance under the Amended ESPP and available for purchase under the Amended ESPP’s offering periods, including the offering period that commenced under the ESPP on November 15, 2025, and (ii) the “evergreen” provision in the ESPP, which currently provides for automatic annual increases to the share reserve through 2030, will be eliminated, such that the share reserve under the Amended ESPP will be a fixed number of shares not subject to any further automatic increases.

As of April 27, 2026, 60,871 shares remained available for purchase under the ESPP. 25 employees participated in the most recently completed purchase period under the ESPP, purchasing 24,648 shares (with a value of $164,156 on the date of purchase) at an average purchase price of $4.96 per share. The maximum number of shares that can be purchased under the offering period that commenced on November 15, 2025 and ends on May 15, 2026 is 50,516.

If the Amended ESPP is not approved, we estimate that, after taking the automatic annual increases to the number of shares reserved for issuance, we would only have enough shares remaining under the ESPP to permit partial exercises of options under the ESPP such that employee share purchases under the ESPP would be a pro-rated portion of their payroll deductions.

We expect the additional number of shares under the ESPP Amendment to provide us with enough shares under the Amended ESPP for at least the next five years, assuming employee participation in the Amended ESPP is consistent with historical levels. We cannot predict the future level of ESPP participation, the future price of our shares or future hiring activity with any degree of certainty at this time, and the share reserve under the Amended ESPP could last for a shorter or longer period than we have anticipated.

The ESPP is not being amended in any material respect other than to reflect the changes described above.

In light of the factors described above, and the fact that the ability to continue to offer an employee stock purchase plan is vital in our view to our ability to continue to attract and retain employees in the extremely competitive labor markets in which we compete, our Board has determined that an increase in the size of the share reserve under the ESPP would be reasonable and appropriate at this time.

Summary of the Amended ESPP

The principal features of the Amended ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP Amendment and the ESPP, which are attached as Appendix A and Appendix B, respectively, to this proxy statement.

General

The ESPP was adopted by the Board and the Company’s stockholders on October 8, 2020. The ESPP generally provides for the grant and the automatic exercise of options to purchase shares of our common stock through payroll deductions during successive or overlapping offering periods.

Securities Subject to the Amended ESPP

If our shareholders approve the ESPP Amendment, the maximum number of shares authorized for issuance under the Amended ESPP will be 694,714 shares of our common stock (of which 560,871 will be available for future issuance).

Administration

Subject to the terms and conditions of the Amended ESPP, the Compensation Committee administers the Amended ESPP as the “Administrator”. The Administrator will have the duty to conduct the general administration of the Amended ESPP and will have the power to establish and terminate offerings, to determine how and when options will be granted and the provisions and terms of each offering (which need not be identical), to select our designated subsidiaries, and to construe and interpret the Amended ESPP and the terms of any offering and option, and to adopt any such rules for the operation and administration of the Amended ESPP as are consistent therewith, among other responsibilities.

Eligibility

Each employee of the Company or its designated subsidiary is eligible to participate in the Amended ESPP who: (i) is customarily scheduled to work at the Company or its designated subsidiary for at least twenty (20) hours per week, (ii) is customarily employed more than five (5) months in a calendar year, and (iii) after the grant of an option, would own stock possessing less than five percent (5%) of the total combined voting power or value of all classes of our stock, or the stock of any subsidiary corporation of ours. In the discretion of the Compensation Committee, the following may be excluded from participation in the Section 423 Component of the Amended ESPP: (x) a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code) or a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or (y) an employee who is a citizen or resident of a foreign jurisdiction to whom the grant of an option under the Amended ESPP is prohibited under the laws of such foreign jurisdiction, or where compliance with the laws of such foreign jurisdiction would cause the Section 423 Component, any offering thereunder or an option granted thereunder to violate the requirements of Section 423 of the Code.

As of April 27, 2026, there were approximately 82 employees eligible to participate in the Amended ESPP.

Offering Periods and Purchase Periods

The “Offering Period” means each consecutive, overlapping twenty-four (24) month period commencing on such date(s) as determined by the Board or Compensation Committee, in its sole discretion, and with respect to which options shall be granted to participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

The “Purchase Period” means each consecutive six (6) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, within each Offering Period. The duration and timing of Purchase Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

Election to Participate; Payroll Deductions

An eligible employee may participate in the Amended ESPP only by means of payroll deduction. Each eligible employee may elect to participate in an offering period and the Amended ESPP by submitting the payroll deduction authorization form no later than the date specified by the Administrator.

Except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the participant’s eligible compensation (as defined in the Amended ESPP) as of each payday of the offering period following the enrollment date, but not more than 15% of the participant’s compensation as of each payday of the offering period following the enrollment date; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Upon the completion of an offering period, each participant in such offering period shall automatically participate in the immediately following offering period at the same payroll deduction percentage or fixed amount as in effect at the termination of such offering period, unless such participant delivers to the Company a different election with respect to the successive offering period, or unless such participant becomes ineligible for participation in the Amended ESPP.

Purchase of Shares

On each Exercise Date, each participant will be deemed to have exercised the participant’s option to purchase at the applicable per share option price the largest number of whole shares of common stock which can be purchased with the amount in the participant’s plan account. Any balance less than the per share option price that is remaining in the participant’s plan account (after exercise of such participant’s option) as of the Exercise Date shall be carried forward to the next purchase period or offering period, unless the participant has elected to withdraw from the Amended ESPP or such participant has ceased to be an eligible employee. Any balance not carried forward to the next purchase period or offering period in accordance with the prior sentence promptly will be refunded to the applicable participant. As soon as practicable following each Exercise Date, the number of shares of common stock purchased by such participant will be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the participant or (ii) an account established in the participant’s name at a stock brokerage or other financial services firm designated by the Company.

Currently, the number of shares that an individual may purchase may not exceed 4,000 shares of common stock for any offering period, subject to any adjustment pursuant to the Amended ESPP. However, we may change this limit at any time for future offering periods. In addition, no participant may be granted an option under the Section 423 Component of the Amended ESPP which, when considered with all other employee stock purchase plan options granted to the participant by the Company or any parent or subsidiary of the Company, confers a right to purchase shares of Common Stock that accrues at a rate in excess of $25,000 in any calendar year in which any such option is outstanding at any time.

Tax Withholding

The Company or any parent or subsidiary will be entitled to require payment in cash or deduction from other compensation payable to each participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of common stock under the Amended ESPP or any sale of such shares.

Purchase Price

The per share purchase price for our common stock for any Purchase Period will equal eighty five percent (85%) of the lesser of the fair market value of a share of our common stock (as determined in accordance with the Amended ESPP) on (i) the first day of the applicable Offering Period (the “Grant Date”) and (ii) the last day of the Purchase Period, subject to the terms of the Amended ESPP (the “Exercise Date”) or such other price designated by the Administrator.

Withdrawal; Cessation of Participation

The participant may cease payroll deductions during an offering period and elect to withdraw from the Amended ESPP at any time, provided that the participant delivers written notice to us in such form and by such deadline established by the Administrator. Upon receipt of a notice of withdrawal, the participant’s payroll deduction authorization and the participant’s option will terminate. The participant’s withdrawal from the Amended ESPP shall not have any effect upon the participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding offering periods which commence after the termination of the offering period from which the participant withdraws.

Upon a participant’s ceasing to be an eligible employee, for any reason, such participant’s option for the applicable offering period shall automatically terminate, the participant shall be deemed to have elected to withdraw from the Amended ESPP, and such participant’s plan account shall be paid to such participant or, in the case of the participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an eligible employee, without any interest thereon.

Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale

Subject to the terms and conditions of the Amended ESPP, the Administrator will proportionately adjust:

•	the number of shares of our common stock which have been authorized for issuance under the Amended ESPP but not yet placed under option;

•	the price per share; and

•	the number of shares of our common stock covered by each option under the Amended ESPP which has not yet been exercised.

if there is any increase or decrease in the number of shares of our common stock as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of our common stock, or any other increase or decrease in the number of shares of our common stock effected without receipt of consideration by the Company.

If there is a proposed dissolution or liquidation of the Company, the offering periods then in progress will be shortened by setting a new Exercise Date (the “New Exercise Date”), and will terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The participant will be notified in writing at least ten (10) business days prior to the New Exercise Date that the Exercise Date for the participant’s option has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant withdraws from the offering period or ceases to be an eligible employee.

If there is a proposed sale of all or substantially all of the assets of the Company or a merger of the Company with or into another corporation, each outstanding option will be assumed or substituted with an equivalent option by the successor corporation or a parent or subsidiary of the successor corporation. If the outstanding options are not assumed or substituted, then any ongoing offering periods will be shortened by setting a New Exercise Date and any offering periods then in progress will end on the New Exercise Date. The New Exercise Date will be before the date of the applicable transaction. The Administrator will notify each participant in writing, at least ten (10) business days prior to the New Exercise Date, that the Exercise Date has been changed to the New Exercise Date and that the participant’s option shall be exercised automatically on the New Exercise Date, unless prior to such date the participant withdraws from the offering period or ceases to be an eligible employee.

Transferability

An option granted under the Amended ESPP is not transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the participant’s lifetime and only by the participant. No option or interest or right to the option will be available to pay off any of the participant or participant’s successors in interests’ debts, contracts or engagements or will be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the option will have no effect.

Amendment and Termination

The Board may amend, suspend or terminate the Amended ESPP. However, the Company will obtain stockholder approval of an amendment to the Amended ESPP to the extent necessary to comply with Section 423 of the Code, with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule.

In the event the Administrator determines that the ongoing operation of the Amended ESPP may result in unfavorable financial accounting consequences, the Administrator may in its discretion, modify or amend the Amended ESPP to reduce or eliminate such accounting consequence without stockholder or participant consent, in accordance with the terms and conditions of the Amended ESPP.

Upon termination of the Amended ESPP, the balance in each participant’s plan account will be refunded as soon as practicable after such termination, without any interest thereon.

Material U.S. Federal Income Tax Consequences

The following is a general summary under current law of the material U.S. federal income tax consequences to an employee who participates in the Amended ESPP. This summary deals with the general U.S. federal income tax principles that apply and is provided only for general information. Some kinds of taxes, such as state, local and foreign income taxes and federal employment taxes, are not discussed. Tax laws are complex and subject to change and may vary depending on individual circumstances and from locality to locality. This summary also assumes that the Section 423 Component complies with Section 423 of the Code and is based on the tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances. This summarized tax information is not tax advice and a recipient of an award should rely on the advice of his or her legal and tax advisors

As described above, the Amended ESPP has a Section 423 Component and a Non-Section 423 Component. The tax consequences for a U.S. taxpayer will depend on whether he or she participates in the Section 423 Component or the Non-Section 423 Component.

Tax consequences to U.S. participants in the Section 423 Component

The right of participants to make purchases under the Section 423 Component are intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. Upon such sale or disposition, the participant will generally be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the first day of the offering period in which the shares were purchased and one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price and (2) the excess of the fair market value of the shares at the beginning of the offering period over the purchase price. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held by the participant.

We are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized upon a sale or disposition of shares prior to the expiration of the holding periods described above.

Tax consequences to U.S. participants in the Non-Section 423 Component

A U.S. participant in the Non-Section 423 Component will have compensation income equal to the value of the common stock on the day he or she purchased the common stock less the purchase price.

When a participant sells the common stock he or she purchased under the Non-Section 423 Component of the ESPP, he or she also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the common stock on the day he or she purchased it. This capital gain or loss will be long-term if the participant held the common stock for more than one year and otherwise will be short-term.

Any compensation income that a participant receives upon the purchase of shares of common stock under the Non-Section 423 Component of the ESPP is subject to withholding for income, Medicare and social security taxes, as applicable. In addition, the compensation income is required to be reported as ordinary income to the participant on his or her annual Form W-2, and the participant is responsible for ensuring that this income is reported on his or her individual income tax return.

We are entitled to a deduction for amounts taxed as ordinary income to a participant to the extent of ordinary income recognized upon a purchase made under the Non-Section 423 Component.

New Plan Benefits

Benefits under the Amended ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, other than in respect of the offering period that commenced on November 15, 2025, it is not possible to determine the benefits that will be received in the future by participants in the Amended ESPP. The following table sets forth the dollar value of contributions elected and the estimated number of shares issuable for that offering period.

Name or Group	Dollar Value ($)(1)	Units (#)(2)
Lawrence M. Blatt, Ph.D., M.B.A(3).	—	—
Lesley Ann Calhoun(3)	—	—
Julian Symons, D.Phil.(3)	—	—
All Executive Officers as a Group (3 persons)	—	—
All Current Non-Employee Directors as a Group (6 persons)(4)	—	—
All Current Non-Executive Officer Employees as a Group (37 persons)	250,561	45,844

(1)	Represents the contributions elected by the individual or group to be used to purchase shares of our common stock.
(2)

Represents the maximum number of shares of our common stock the individual or group is eligible to purchase based on elected contributions and the Amended ESPP’s limits. The number of units in the table is estimated based on the closing price of our common stock on the Nasdaq Global Market on April 27, 2026, the record date ($6.43 per share), less the 15% discount provided under the Amended ESPP, resulting in an assumed purchase price of $5.4655 per share. The actual number of shares purchased on May 15, 2026 will depend on the closing price of our common stock on that date pursuant to the lookback purchase-price formula under the Amended ESPP.

(3)	Dr. Blatt, Ms. Calhoun and Dr. Symons did not enroll in the offering period that commenced on November 15, 2025.
(4)	Non-employee directors are not eligible to participate in the Amended ESPP and accordingly receive no benefits under the proposal.

Historical Grants under the ESPP

The following table provides summary information regarding the number of shares of our common stock that have been purchased under the ESPP by certain persons since the ESPP’s initial effective date through April 27, 2026.

Name or Group	Shares Purchased (#)	Aggregate Purchase Price ($)
Lawrence M. Blatt, Ph.D., M.B.A.	4,396	66,373.81
Lesley Ann Calhoun	5,216	87,262.88
Julian Symons, D.Phil.	4,332	36,589.72
All Executive Officers as a Group (3 persons)	13,944	190,226.41
All Current Non-Employee Directors as a Group (6 persons)	—	—
Each Nominee for Election as a Director	—	—
Each Associate of any of such Non-Employee Directors, Executive Officers or Director Nominees	—	—
Each other person who received or is to receive 5 percent under the Amended ESPP	—	—
All Current Non-Executive Officer Employees as a Group (37 persons)	103,325	1,367,558.16

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS

VOTE FOR PROPOSAL NO. 3 TO REMOVE THE EVERGREEN PROVISION AND INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE UNDER THE AMENDED ESPP BY 500,000 SHARES.

PROPOSAL NO. 4

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

As required by Section 14A(a)(1) of the Exchange Act and related rules of the SEC, the below resolution provides our stockholders an opportunity to vote to approve, on a non-binding, advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to the SEC’s compensation disclosure rules. This proposal, commonly known as a “say-on-pay” proposal and vote, is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies, and practices described in this Proxy Statement.

We encourage our stockholders to review the “Executive Compensation” section of this Proxy Statement for additional detail regarding the compensation of our named executive officers.

As an advisory approval, this proposal is not binding upon us, our Board, or our Compensation Committee, which are responsible for the design and administration of our executive compensation program. However, we, the Board and the Compensation Committee value the opinions of our stockholders expressed through your vote on this proposal and will carefully consider stockholder feedback and the results of Say-on-Pay votes when making future compensation decisions. Accordingly, we ask our stockholders to vote on the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Aligos Therapeutics, Inc. approve, on an advisory basis, the 2025 compensation of Aligos Therapeutics, Inc.’s named executive officers, as disclosed in the ‘Executive Compensation’ section, the compensation tables and the accompanying narrative disclosures of this Proxy Statement.”

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR PROPOSAL NO. 4 TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

PROPOSAL NO. 5

APPROVAL, ON A NON-BINDING, ADVISORY BASIS, OF THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES

In accordance with Section 14A(a)(2) of the Exchange Act, we are requesting your advisory, non-binding vote regarding the frequency with which stockholders should have an opportunity to provide a Say-on-Pay vote. We are providing stockholders the option of selecting a frequency of every ONE YEAR, TWO YEARS, THREE YEARS, or abstaining.

We believe a frequency of every ONE YEAR is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our Proxy Statement, which will provide a more continuous and meaningful communication between us and our stockholders on the compensation of our named executive officers. Soliciting an annual vote on executive compensation furthers our goal to receive frequent input from our stockholders on corporate governance matters, and to engage in and further dialogue with our stockholders related to our general executive compensation approach, policies and philosophy.

OUR BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE ONE YEAR AS THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES IN PROPOSAL NO. 5.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission (the “SEC”), and is not to be incorporated by reference into any filing of Aligos Therapeutics under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board. The Audit Committee’s functions are more fully described in its charter, which is available on our website at https://investor.aligos.com/corporate-governance/governance-overview. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management Aligos’ audited financial statements as of and for the year ended December 31, 2025.

The Audit Committee has discussed with Ernst & Young LLP (“EY”), the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee has received the written disclosures and the letter from EY required by PCAOB Ethics and Independence Rule 3526, “Communication with Audit Committees Concerning Independence”, and the Audit Committee has discussed with EY its independence from the Company and its management. Finally, the Audit Committee discussed with EY, with and without management present, the scope and results of EY’s audit of such financial statements.

Based on these reviews and discussions, the Audit Committee has recommended to our Board that such audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Audit Committee

James Scopa, J.D., M.B.A., Chair

K. Peter Hirth, Ph.D.

Margarita Chavez, J.D.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to our officers, directors and employees, which is available on our website at https://investor.aligos.com/corporate-governance/governance-overview. The Code of Business Conduct and Ethics contains general guidelines for conducting the business of our company consistent with the highest standards of business ethics and is intended to qualify as a “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K. In addition, we intend to promptly disclose (1) the nature of any substantive amendment to our Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions and (2) the nature of any waiver, including an implicit waiver, from a provision of our code of ethics that is granted to one of these specified officers, the name of such person who is granted the waiver and the date of the waiver on our website in the future.

The reference to our web address in this Proxy Statement does not constitute incorporation by reference of the information contained at or available through our website.

Recovery of Erroneously Awarded Compensation Policy

Our Policy for Recovery of Erroneously Awarded Compensation (the “Clawback Policy”), is intended to comply with SEC and Nasdaq listing standards and maintain a culture of focused, diligent, and responsible management that discourages conduct detrimental to our growth. Accordingly, as set forth in the Clawback Policy, we are required to recover certain erroneously paid incentive-based compensation of our current and former executive officers in the event we are required to prepare a qualifying accounting restatement. The Clawback Policy provides that such erroneously paid incentive-based compensation may also be recovered from other compensation payable by us.

Corporate Governance Guidelines

We believe in sound corporate governance practices and have adopted formal Corporate Governance Guidelines to enhance our effectiveness. Our Board adopted these Corporate Governance Guidelines in order to ensure that it has the necessary practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The Corporate Governance Guidelines are also intended to align the interests of directors with those of our stockholders. The Corporate Governance Guidelines set forth the practices our Board follows with respect to Board and committee composition and selection, Board meetings, and succession planning. A copy of our Corporate Governance Guidelines is available on our website at https://investor.aligos.com/corporate-governance/governance-overview.

Independence of the Board of Directors

As required under the Nasdaq Capital Market (“Nasdaq”) rules and regulations, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by such board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, our Board has determined that all of our directors, other than Dr. Blatt, qualify as “independent” directors in accordance with the Nasdaq listing requirements. Dr. Blatt is not considered independent because he is an employee of Aligos Therapeutics. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, as required by Nasdaq rules, our Board has made a subjective determination as to each independent director that no relationship exists, which, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

As required under Nasdaq rules and regulations, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. Each of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of our Board are comprised entirely of directors determined by the Board to be independent within the meaning of Nasdaq and SEC rules and regulations applicable to the members of such committees.

Leadership Structure of the Board

Our Amended and Restated Bylaws and Corporate Governance Guidelines provide our Board with flexibility to combine or separate the positions of Chair of the Board and Chief Executive Officer and/or to implement a lead independent director in accordance with its determination that utilizing one or the other structure would be in the best interests of the Company. Dr. Blatt currently serves as our President and Chief Executive Officer and Chair of the Board, and Carole Nuechterlein currently serves as the lead independent director of our Board. In her role as lead independent director, she presides over the executive sessions of the Board and acts as a liaison between management and the Board.

Our Board has concluded that our current leadership structure is appropriate at this time. Our Board believes that Dr. Blatt’s leadership of our business strategy and day-to-day operations enable him to provide effective leadership to the Board. The Board consists entirely of independent directors, other than Dr. Blatt, and continues to exercise a strong, independent oversight function, with independent committees and a lead independent director. However, our Board will continue to periodically review our leadership structure and may make such changes in the future as it deems appropriate.

Role of Board in Risk Oversight Process

Risk assessment and oversight are an integral part of our governance and management processes. Our Board encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings, and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the Board at regular Board meetings as part of management presentations that focus on particular business functions, operations or strategies and presents the steps taken by management to mitigate or eliminate such risks.

Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our Board that address risks inherent in their respective areas of oversight. While our Board is responsible for monitoring and assessing strategic risk exposure, our Audit Committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The Audit Committee also monitors compliance with legal and regulatory requirements and considers and approves or disapproves any related person transactions. Our Nominating and Corporate Governance Committee monitors the effectiveness of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Board Committees

Our Board has the following standing committees: an Audit Committee, a Compensation Committee, a Nominating and Corporate Governance Committee, and a Business Development and Strategy Committee. Our Board may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below.

Audit Committee

Our Audit Committee oversees our corporate accounting and financial reporting process. Among other matters, the Audit Committee:

•	appoints our independent registered public accounting firm;

•	evaluates the independent registered public accounting firm’s qualifications, independence and performance;

•	determines the terms of engagement of the independent registered public accounting firm;

•	reviews and approves the scope of the annual audit and the audit fee;

•	discusses with management and the independent registered public accounting firm the results of the annual audit and the review of our quarterly financial statements;

•	approves the retention of the independent registered public accounting firm to perform any proposed permissible non-audit services;

•

is responsible for reviewing our audited consolidated financial statements and our management’s discussion and analysis of financial condition and results of operations to be included in our annual and quarterly reports to be filed with the SEC;

•	reviews our critical accounting policies and estimates;

•	establishes procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal controls or auditing matters;

•	discusses on a periodic basis, or as appropriate, with management, our policies and procedures with respect to risk assessment; and

•	reviews the Audit Committee charter and the committee’s performance at least annually.

The current members of our Audit Committee are James Scopa, J.D., M.B.A., K. Peter Hirth, Ph.D., and Margarita Chavez, J.D. Mr. Scopa serves as the chair of the committee. All members of our Audit Committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and Nasdaq. Our Board has determined that Mr. Scopa is an audit committee financial expert as defined under the applicable rules of the SEC and has the requisite financial sophistication as defined under the applicable rules and regulations of Nasdaq. The designation of Mr. Scopa as an “audit committee financial expert” does not impose on him any duties, obligations, or liabilities that are greater than those that are imposed on him as a member of the Audit Committee and the Board, and such designation does not affect the duties, obligations, or liabilities of any other member of the Audit Committee or the Board. Under the rules of the SEC, members of the audit committee must also meet heightened independence standards. Our Board has determined that Mr. Scopa, Dr. Hirth, and Ms. Chavez are “independent” for audit committee purposes as that term is defined in the applicable rules of the SEC and Nasdaq.

The Audit Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq. A copy of the Audit Committee charter is available to security holders on our website at https://investor.aligos.com/corporate-governance/governance-overview.

Compensation Committee

Our Compensation Committee oversees policies relating to compensation and benefits of our officers and employees. Among other things, the Compensation Committee:

•	reviews and approves or recommends corporate goals and objectives relevant to compensation of our executive officers, other than our Chief Executive Officer;

•	evaluates the performance of our executive officers in light of those goals and objectives and approves the compensation of these officers based on such evaluations;

•

reviews and approves or makes recommendations to our Board regarding the issuance of stock options and other awards under our stock plans to our executive officers, other than our Chief Executive Officer;

•

reviews the performance of our Chief Executive Officer and makes recommendations with respect to CEO compensation to our board of directors, which retains the authority to make compensation decisions relative to our Chief Executive Officer;

•	evaluates compliance with applicable compensation rules, regulations and guidelines and other law, as applicable; and

•	reviews the compensation committee charter at least annually and the performance of the compensation committee and its members, including compliance by the Compensation Committee, periodically.

The current members of our Compensation Committee are Carole Nuechterlein, J.D., K. Peter Hirth, Ph.D. and Bridget Martell, M.A., M.D. Ms. Nuechterlein serves as the chair of the committee. Each of the members of our Compensation Committee is independent under the applicable rules and regulations of Nasdaq, and is a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act.

The Compensation Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. The Committee’s charter permits it to delegate its authority and responsibilities to individual members of the Compensation Committee or to a subcommittee of Compensation Committee members, to the extent consistent with our certificate of incorporation and bylaws. A copy of the Compensation Committee charter is available to security holders on our website at https://investor.aligos.com/corporate-governance/governance-overview.

The Compensation Committee has retained Radford, which is part of the Rewards Solutions practice at Aon plc (“Radford”), a national executive compensation consulting firm. Radford was engaged to conduct market research and analysis on our various executive positions, to assist the committee in developing appropriate incentive plans for our executives on an annual basis, to provide the compensation committee with advice and ongoing recommendations regarding material executive compensation decisions, and to review compensation proposals proposed by management. In compliance with the disclosure requirements of the SEC regarding the independence of compensation consultants, Radford addressed each of the six independence factors established by the SEC with the Compensation Committee. Each of the responses affirmed the independence of Radford on executive compensation matters. Based on this assessment, the Compensation Committee determined that the engagement of Radford does not raise any conflicts of interest or similar concerns.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for making recommendations to our Board regarding candidates for directorships and the size and composition of our Board. In addition, the Nominating and Corporate Governance Committee is responsible for overseeing our corporate governance policies and reporting and making recommendations to our Board concerning governance matters.

The current members of our Nominating and Corporate Governance Committee are Heather Preston, M.D., Bridget Martell, M.A., M.D., and Carole Nuechterlein, J.D. Dr. Preston serves as the chair of the committee. Each of the members of our Nominating and Corporate Governance Committee is an independent director under the applicable rules and regulations of Nasdaq relating to Nominating and Corporate Governance Committee independence.

The Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable standards of the SEC and Nasdaq rules. A copy of the Nominating and Corporate Governance Committee charter is available to security holders on the Company’s website at https://investor.aligos.com/corporate-governance/governance-overview.

Our Nominating and Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the appropriate characteristics, skills and experience required for the Board as a whole and its individual members. In evaluating the suitability of individual candidates (both new candidates and current members), the Nominating and Corporate Governance Committee, in recommending candidates for election, and the Board, in approving (and, in the case of vacancies, appointing) such candidates, may take into account many factors, including but not limited to the following:

•	experience in corporate management, such as serving as an officer or former officer of a publicly held company;

•	experience as a board member of other companies, including service on the board of directors of another publicly held company;

•	professional and academic experience relevant to our industry;

•	strength of leadership skills;

•	experience in finance and accounting and/or executive compensation practices;

•	whether the candidate has the time required for preparation, participation and attendance at Board meetings and committee meetings, if applicable; and

•	diversity of viewpoints, background, experience and other characteristics.

Currently, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best maximize the success of the business and represent stockholder interests through the exercise of sound judgment using its diversity of experience in these various areas.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. For a stockholder to make any nomination for election to the Board at an annual meeting, the stockholder must provide notice to the Company, which notice must be delivered to, or mailed and received at, the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the one-year anniversary of the preceding year’s annual meeting; provided, that if the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, the stockholder’s notice must be delivered, or mailed and received, not later than 90 days prior to the date of the annual meeting or, if later, 10 days after the date on which public disclosure of the date of such annual meeting was first made. Further updates and supplements to such notice may be required at the times, and in the forms, required under our bylaws. As set forth in our bylaws, submissions must include the name and address of the proposed nominee, indirect and direct interests in securities of the Company, information regarding the proposed nominee that is required to be disclosed in a proxy statement or other filings in a contested election pursuant to Section 14(a) under the Exchange Act, information regarding the proposed nominee’s indirect and direct material interests in any material contract or agreement between the nominating stockholder and any other participants in such solicitation, including, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K, and a completed and signed questionnaire, representation and agreement of the proposed nominee. Our bylaws also specify further requirements as to the form and content of a stockholder’s notice. We recommend that any stockholder wishing to make a nomination for director review a copy of our bylaws, as amended and restated to date, which is available, without charge, from the Secretary of the Company, at One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

Business Development and Strategy Committee

Our Business Development and Strategy Committee assists our Board in carrying out its oversight responsibilities with respect to our business development activities and strategic direction. Among other things, the Business Development and Strategy Committee evaluates strategic actions, including potential license and collaboration agreements, strategic investments, and M&A and other strategic transactions. The Business Development and Strategy Committee makes recommendations to our Board and management with respect to these matters as the committee deems necessary or appropriate, periodically reports to our Board on its findings and recommendations and reviews the Business Development and Strategy Committee charter periodically.

The current members of our Business Development and Strategy Committee are Margarita Chavez, J.D., Carole Nuechterlein, J.D., and James Scopa, J.D., M.B.A. Ms. Chavez serves as the chair of the committee. The Business Development and Strategy Committee is not subject to Nasdaq or SEC independence requirements, and membership on the committee is not limited to independent directors.

The Business Development and Strategy Committee operates under a written charter. A copy of the Business Development and Strategy Committee charter is available to security holders on our website at https://investor.aligos.com/corporate-governance/governance-overview.

Investor Letter Agreement

In February 2025, we completed a PIPE offering and entered into a securities purchase agreement pursuant to which we issued shares of our common stock, pre-funded warrants to purchase shares of our common stock, and common warrants to purchase shares of our common stock. In connection with this offering, we also entered into a letter agreement (the “Letter Agreement”) with Baker Brothers Life Sciences, L.P. and 667, L.P. (collectively, the “Lead Investor”), pursuant to which the Lead Investor has the right to nominate and recommend the election of one individual to the Board (the “First Designee”) for so long as the Lead Investor owns at least 5.5% of our outstanding voting common stock. The Lead Investor also has the right to nominate and recommend the election of a second individual to the Board (the “Second Designee”) for so long as the Lead Investor owns at least 19.9% of our outstanding voting common stock, if after the election of the Second Designee there are at least seven members of the Board. The foregoing director nomination rights terminate upon the earliest to occur of (1) such time as the Lead Investor beneficially owns less than 50% of the securities acquired in the 2025 PIPE offering, (2) the tenth anniversary of the closing of the offering and (3) the occurrence of a Liquidation Event (as defined in the Letter Agreement). A copy of the Letter Agreement is filed as Exhibit 10.20 to our Annual Report on Form 10-K for the year ended December 31, 2024.

Meetings of the Board of Directors, Board and Committee Member Attendance and Annual Meeting Attendance

Our Board met six times during 2025. The Audit Committee met four times. The Compensation Committee met twelve times. During 2025, the Nominating and Corporate Governance Committee took one action by unanimous written consent in lieu of holding formal meetings. During 2025, each Board member attended at least 75% of the meetings of the Board and of the committees of the Board on which he or she served, in each case, to the extent appointed as a Board member at the relevant time of each meeting. We encourage all of our directors and nominees for director to attend our annual meeting of stockholders; however, attendance is not mandatory. In 2025, all of our directors except Dr. Hirth attended the annual meeting of stockholders.

Stockholder Communications with the Board of Directors

Should stockholders wish to communicate with the Board or any specified individual directors, such correspondence should be sent to the attention of the Secretary of the Company, One Corporate Drive, 2nd Floor, South San Francisco, California 94080. The Secretary of the Company will forward the communication to the Board members.

Compensation Committee Interlocks and Insider Participation
During 2025, our Compensation Committee consisted of Ms. Nuechterlein, Dr. Martell, and Dr. Hirth. None of the members of our Compensation Committee during 2025 nor any of the current members of our Compensation Committee has at any time been one of our officers or employees. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or Compensation Committee of any entity that has one or more executive officers on our board of directors or Compensation Committee.
Insider Trading Policy and Prohibition on Hedging, Pledging and Similar Transactions
All employees, officers, the
non-employee
members of our board of directors and certain consultants of the Company are subject to our Insider Trading Compliance Policy. The policy prohibits the covered individuals from purchasing or selling any of our securities while in possession of material nonpublic information and is designed to promote compliance with insider trading laws, rules and regulations, and applicable listing standards. A copy of our Insider Trading Compliance Policy is filed as Exhibit 19.1 to our Annual Report on Form
10-K
for the year ended December 31, 2025.
Our Insider Trading Compliance Policy also prohibits covered individuals, including our named executive officers, from (i) making short sales of our securities, (ii) engaging in transactions in puts, calls or other options or derivative instruments related to our equity securities, (iii) engaging in any hedging or similar transaction designed to hedge or offset any change in the market value of our securities and (iv) purchasing our securities on margin or pledging our securities as collateral.

TRANSACTIONS WITH RELATED PERSONS

We describe below transactions and series of similar transactions, since January 1, 2024, to which we were a party or will be a party, in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our common stock, or an affiliate or immediate family member thereof, had or will have a direct or indirect material interest.

2025 Private Placement

In February 2025, we completed a PIPE offering and entered into a securities purchase agreement pursuant to which we agreed to issue 2,103,307 shares of our common stock, pre-funded warrants to purchase an aggregate of 1,922,511 shares of our common stock (the “2025 Pre-Funded Warrants”), and common warrants to purchase an aggregate of 2,012,909 shares of our common stock (the “2025 Common Warrants”, and together with the 2025 Pre-Funded Warrants, the “2025 Warrants”). Each 2025 Warrant is exercisable for one share of common stock. The Company received gross proceeds of approximately $105 million. The table below sets forth the number of shares of common stock and 2025 Warrants sold to our directors, executive officers or owners of more than 5% of our capital stock, or an affiliate or immediate family member thereof. For a summary of the beneficial ownership of shares of our common stock held by our directors, executive officers and owners of more than 5% of our capital stock, see the section entitled “Security Ownership of Certain Beneficial Owners and Management”.

Name	Shares of Common Stock	Shares of Common Stock Issuable Upon the Exercise of Common Warrants	Shares of Common Stock Issuable Upon the Exercise of Pre-Funded Warrants	Total Purchase Price
Entities affiliated with Deep Track Capital(1)	200,000	249,209	298,418	$12,999,957.64
Entities affiliated with Adage Capital(2)	140,000	70,000	—	$3,651,550.00
Entities affiliated with Alyeska Investment Group(3)	412,000	206,000	—	$10,745,990.00

Total	752,000	525,209	298,418	$27,397,497.64

(1)

Entities affiliated with Deep Track Biotechnology Master Fund, Ltd. were the beneficial owners of more than 5% of our capital stock at the time of the closing of the transaction. The 2025 Warrants held by entities affiliated with Deep Track Biotechnology Master Fund, Ltd. are subject to a beneficial ownership limitation that precludes those funds from exercising any portion of the 2025 Warrants to the extent that, following the exercise, those funds’ beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares.

(2)

Entities affiliated with Adage Capital Partners, L.P. were the beneficial owners of more than 5% of our capital stock at the time of the closing of the transaction. The 2025 Warrants held by entities affiliated with Adage Capital Partners, L.P. are subject to a beneficial ownership limitation that precludes those funds from exercising any portion of the 2025 Warrants to the extent that, following the exercise, those funds’ beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares.

(3)

Entities affiliated with Alyeska Master Fund, L.P. were the beneficial owners of more than 5% of our capital stock at the time of the closing of the transaction. The 2025 Warrants held by entities affiliated with Alyeska Master Fund, L.P. are subject to a beneficial ownership limitation that precludes those funds from exercising any portion of the 2025 Warrants to the extent that, following the exercise, those funds’ beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares.

Director and Executive Officer Compensation

See “Executive Compensation” and “Director Compensation” for information regarding compensation of directors and executive officers.

Employment Agreements

We have entered into employment agreements with our executive officers. For more information regarding these agreements, see “Executive Compensation—Narrative to 2025 Summary Compensation Table and Outstanding Equity Awards at 2025 Fiscal Year End.”

Indemnification Agreements and Directors’ and Officers’ Liability Insurance

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, penalties, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer. We have obtained an insurance policy that insures our directors and officers against certain liabilities, including liabilities arising under applicable securities laws.

Policies and Procedures for Related Party Transactions

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related person transactions. This policy covers, with certain exceptions set forth in Item 404 of Regulation S-K, any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest, including, without limitation, purchases of goods or services by or from the related person or entities in which the related person has a material interest, indebtedness, guarantees of indebtedness and employment by us of a related person. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances, including, but not limited to, whether the transaction is on terms comparable to those that could be obtained in an arm’s length transaction with an unrelated third party and the extent of the related person’s interest in the transaction.

DIRECTOR COMPENSATION

In connection with the initial public offering of our common stock, we implemented a compensation program for our non-employee directors that we amended effective April 16, 2025 (the “Director Compensation Program”). Pursuant to the Director Compensation Program, during 2025, our non-employee directors were eligible to receive cash compensation as follows:

•	Each non-employee director is entitled to an annual cash retainer in the amount of $40,000 per year.

•	A non-executive chair of the Board will receive an additional annual cash retainer in the amount of $30,000 per year.

•

The chairperson of the audit committee will receive additional annual cash compensation in the amount of $20,000 per year for such chairperson’s service on the audit committee. Each non-chairperson member of the audit committee will receive additional annual cash compensation in the amount of $7,500 per year for such member’s service on the audit committee.

•

The chairperson of the compensation committee will receive additional annual cash compensation in the amount of $12,000 per year for such chairperson’s service on the compensation committee. Each non-chairperson member of the compensation committee will receive additional annual cash compensation in the amount of $6,000 per year for such member’s service on the compensation committee.

•

The chairperson of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $10,000 per year for such chairperson’s service on the nominating and corporate governance committee. Each non-chairperson member of the nominating and corporate governance committee will receive additional annual cash compensation in the amount of $5,000 per year for such member’s service on the nominating and corporate governance committee.

Under the Director Compensation Program, each non-employee director will automatically be granted an option to purchase 11,720 shares of our common stock upon such director’s initial appointment or election to our Board (the “Initial Grant”), and each non-employee director who has been serving on the board for at least four months as of each annual stockholder’s meeting and will continue to serve as a non-employee director immediately following the annual stockholder’s meeting will automatically be granted an option to purchase 5,860 shares of our common stock on the date of each annual stockholder’s meeting (the “Annual Grant”). The Initial Grant will vest in substantially equal monthly installments for three years from the date of grant, subject to continued service through each applicable vesting date. The Annual Grant will vest on the earlier of the first anniversary of the date of grant or the date of the next annual stockholder’s meeting, subject to continued service through the vesting date.

In April 2026, our Board amended the Director Compensation Program to provide for a lead independent director to receive an additional annual cash retainer in the amount of $30,000, the chairperson of the compensation committee to receive an additional annual cash retainer in the amount of $15,000, each non-chairperson member of the compensation committee to receive an additional annual cash retainer in the amount of $7,500, each non-chairperson member of the audit committee to receive an additional annual cash retainer in the amount of $10,000, the chairperson of the business development and strategy committee to receive an additional annual cash retainer in the amount of $15,000, and each non-chairperson member of the business development and strategy committee to receive an additional annual cash retainer in the amount of $7,500.

Upon a change in control of the Company, all outstanding equity awards granted under the 2020 Plan and any other equity incentive plan maintained by the Company that are held by a non-employee director shall become fully vested and/or exercisable.

We also provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our board of directors and committees of our board of directors.

Director Compensation Table

The following table sets forth information concerning the compensation earned by our non-employee directors during the year ended December 31, 2025. Dr. Blatt, who serves as our President and Chief Executive Officer did not receive any additional compensation for his service on our board of directors. His compensation as an employee is set forth below under “Executive Compensation.”

Name	Fees Earned or Paid in Cash ($)	Option Awards($)(1)	Total ($)
Margarita Chavez, J.D.	47,500	35,840	83,340
K. Peter Hirth, Ph.D.	53,500	35,840	89,340
Bridget Martell, M.A., M.D.	46,000	35,840	81,840
Carole Nuechterlein, J.D.(2)	—	35,840	35,840
Heather Preston, M.D.	50,000	35,840	85,840
James Scopa, J.D., M.B.A.	60,000	35,840	95,840

(1)

Amounts shown represent the grant date fair value of options granted during fiscal year 2025 as calculated in accordance with ASC Topic 718. See Note 8 of the financial statements included in our Form 10-K filed on March 5, 2026 for the assumptions used in calculating this amount.

The following table sets forth the option awards held by our non-employee directors as of December 31, 2025.

Name	Shares Underlying Options (#)
Margarita Chavez, J.D.	10,660
K. Peter Hirth, Ph.D.	9,836
Bridget Martell, M.A., M.D.	10,012
Carole Nuechterlein, J.D.	9,836
Heather Preston, M.D.	10,660
James Scopa, J.D., M.B.A.	10,012

(2)	Ms. Nuechterlein waived cash compensation for her services as a non-employee director.

EXECUTIVE OFFICERS

The following is biographical information for our executive officers, including their ages as of April 27, 2026.

Name	Age	Position(s)
Lawrence M. Blatt, Ph.D., M.B.A.	64	Chair, President, Chief Executive Officer and Director
Lesley Ann Calhoun	60	Executive Vice President, Chief Operating Officer and Chief Financial Officer
Julian A. Symons, D.Phil.	65	Executive Vice President, Chief Scientific Officer

The biographical information of Dr. Blatt is included above under “Proposal No. 1 - Election of Directors.”

Lesley Ann Calhoun has served as our Executive Vice President, Chief Operating Officer since January 2025 and Chief Financial Officer since June 2020. Ms. Calhoun has served as a Director of Tango Therapeutics, Inc., a publicly traded biotechnology company since March 2021, and also serves as the Chair of the Audit Committee and a member of the Nominating and Corporate Governance Committee. From August 2016 to June 2020, Ms. Calhoun served in various roles at Global Blood Therapeutics, Inc., a drug discovery, development and commercial-stage biopharmaceutical company, including most recently as Senior Vice President, Finance & Administration and Chief Accounting Officer. Prior to these roles, Ms. Calhoun served as Vice President of Finance at Hyperion Therapeutics, Inc., a commercial-stage biopharmaceutical company, from January 2013 to September 2015, continuing in her role after it was acquired by Horizon Pharma plc, a pharmaceutical company, in May 2015. Ms. Calhoun also previously served as Senior Director of Finance, Corporate Controller at Innoviva, Inc. (formerly Theravance, Inc.), a biopharmaceutical company, from August 2005 to January 2013. Earlier in her career, Ms. Calhoun was a member of the audit practice of Deloitte & Touche LLP from 1989 to 2001. Ms. Calhoun received her B.S. in Business Administration with a concentration in Accounting from San Francisco State University, College of Business and is a Certified Public Accountant (inactive).

Julian A. Symons, D.Phil., has served as our Executive Vice President, Chief Scientific Officer since May 2018. Prior to joining the Company, from January 2010 to March 2015, Dr. Symons served in various roles at Alios BioPharma, Inc., which was acquired by Janssen Pharmaceutical Companies of Johnson & Johnson, a pharmaceutical company, in November 2014, including Senior Director, Product Development from January 2013 to March 2015, and Vice President, Disease Area Research & Development Leader, Respiratory Infections from March 2015 to April 2018. Prior to his time with Alios BioPharma, Inc., Dr. Symons held positions with the Pharmaceutical Division of F. Hoffmann-La Roche Ltd. and the Departments of Medicine at the University of Edinburgh, University of Sheffield and the Sir William Dunn School of Pathology, University of Oxford. Dr. Symons received a B.Sc. (Hons) I in Biochemistry and Physiology from the University of Central Lancashire, UK and a D.Phil. in Immunology and Autoimmunity from the University of York, UK.

EXECUTIVE COMPENSATION
The following is a discussion and analysis of compensation arrangements of our named executive officers (“NEOs”). As an “emerging growth company” as defined in the JOBS Act, we are not required to include a Compensation Discussion and Analysis section and have elected to comply with the scaled disclosure requirements applicable to emerging growth companies.
We seek to ensure that the total compensation paid to our executive officers is reasonable and competitive. Compensation of our executives is structured around the achievement of individual performance and near-term corporate targets as well as long-term business objectives.
Our NEOs for fiscal year 2025 were as follows:

•	Lawrence M. Blatt, Ph.D., M.B.A., President and Chief Executive Officer;

•	Lesley Ann Calhoun, Executive Vice President, Chief Operating Officer and Chief Financial Officer; and

•	Julian Symons, D.Phil., Executive Vice President, Chief Scientific Officer.
2025 Summary Compensation Table
The following table sets forth total compensation paid to our named executive officers for the fiscal year ended on December 31, 2025.

Name and principal position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Lawrence M. Blatt, Ph.D., M.B.A.	2025	651,718	3,014,995	371,479	19,042	4,057,234
President and Chief Executive Officer	2024	626,652	1,129,049	361,892	17,690	2,135,283
Lesley Ann Calhoun	2025	502,000	874,929	190,760	12,000	1,579,689
Executive Vice President, Chief Operating Officer and Chief Financial Officer	2024	455,862	361,516	190,368	12,000	1,019,746
Julian Symons, D.Phil.	2025	492,758	384,545	189,219	12,000	1,078,522
Executive Vice President, Chief Scientific Officer	2024	487,879	157,050	177,588	12,000	834,517

(1)
Amounts shown represent the grant date fair value of options granted and incremental fair value of options modified during fiscal year 2025 as calculated in accordance with ASC Topic 718. See “Note 8. Stock-based Compensation” of the financial statements included in our Form
10-K
filed on March 5, 2026 for the assumptions used in calculating these amounts.

(2)
Amounts shown represent the annual performance-based cash bonuses earned by our NEOs based on the achievement of certain performance objectives during 2025. These amounts were paid to the NEOs in early 2026. Please see the descriptions of the annual performance bonuses paid to our named executive officers under “2025 bonuses” below.

(3)
$12,000 of the amounts shown represent matching contributions under our 401(k) plan and the employer portion of health and welfare plan premiums for 2025 for eligible NEOs. $7,042 of the amount shown for Dr. Blatt represents the employee portion of health insurance premiums that we pay on his behalf.

Narrative to Summary Compensation Table
2025 Salaries
Our NEOs each receive a base salary to compensate the NEO for services rendered to our company. The base salary payable to each NEO is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Effective as of January 1, 2025, Dr. Blatt, Ms. Calhoun and Dr. Symons had an annual base salary of $651,718, $502,000 and $492,758, respectively.
Our board of directors and compensation committee may adjust base salaries from time to time in their discretion.
2025 Bonuses
We maintain an annual performance-based cash bonus program in which each of our NEOs participated in 2025. Each NEO’s target bonus is expressed as a percentage of the NEO’s annual base salary which can be achieved by meeting company or, for Ms. Calhoun and Dr. Symons, individual goals at target level. The 2025 annual bonuses for Dr. Blatt, Ms. Calhoun and Dr. Symons were targeted at 60%, 40% and 40%, respectively, of the NEO’s base salary.
In January 2026, our compensation committee and, with respect to Dr. Blatt, our board of directors determined that the corporate goals established under our annual performance-based cash bonus program had been achieved at 95% of target and that Ms. Calhoun’s and Dr. Symons’s individual goals, which comprise 20% of the NEO’s target bonus opportunity, result in a blended rate of achievement of 96% of the NEO’s annual bonus target . The actual amounts of the 2025 annual bonus paid to each NEO for 2025 performance are set forth above in the Summary Compensation Table in the column titled
“Non-Equity
Incentive Plan Compensation.”
Our board of directors and compensation committee may adjust target bonus opportunities and pay discretionary bonuses from time to time in their discretion.
Equity-based Compensation
In February 2025, as part of our annual refresh cycle, we granted each of Dr. Blatt, Ms. Calhoun and Dr. Symons an option to purchase 140,103, 47,271 and 21,693 shares of our common stock, respectively, for an exercise price per share of $16.87. In July 2025, additional options were granted to each of Dr. Blatt, Ms. Calhoun and Dr. Symons to purchase 179,800, 40,185 and 16,000 shares of our common stock, respectively, for an exercise price per share of $8.68. The options vest and become exercisable as to 1/48th of the shares on each monthly anniversary of the date of grant, subject to continued service through the applicable vesting date.
Equity Grant Practices
We do not have a policy governing the timing of grants of stock options but, generally, we grant options at regularly scheduled compensation committee or board of director meetings. We do not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation.
During 2025, we did not grant stock options, stock appreciation rights, or similar option-like instruments to our named executive officers during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form
8-K
that discloses material nonpublic information.
Other Elements of Compensation
Retirement Savings and Health and Welfare Benefits
The Company currently maintains a 401(k) retirement savings plan for our employees, including our named executive officers, who satisfy certain eligibility requirements. Our named executive officers are eligible to participate in the 401(k) plan on the same terms as other full-time employees. We match 100% of a participant’s annual eligible contribution to the 401(k) plan, up to $12,000. We believe that providing a vehicle for tax-deferred
retirement savings through our 401(k) plan adds to the overall desirability of our executive compensation package and further incentivizes our employees, including our named executive officers, in accordance with our compensation policies.

All of our full-time employees, including our named executive officers, are eligible to participate in our health and welfare plans, including medical, dental, vision and legal benefits; short-term and long-term disability and critical illness and accident insurance; and life and AD&D insurance.
Perquisites and Other Personal Benefits
We determine perquisites on a
case-by-case
basis and will provide a perquisite to an NEO when we believe it is necessary to attract or retain the NEO. In 2025, except for amounts paid on behalf of Dr. Blatt for the employee portion of health and welfare plan premiums, we did not provide any perquisites or personal benefits to our NEOs not otherwise made available to our other employees.
Outstanding Equity Awards at 2025 Fiscal Year End
The following table lists all outstanding equity awards held by our NEOs as of December 31, 2025.

		Option Awards
Name	Vesting commencement date(1)	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable	Option exercise Price ($)	Option Expiration Date
Lawrence M. Blatt, Ph.D., M.B.A.	7/16/2025	18,729	161,071	8.68	7/16/2035
	2/28/2025	29,188	110,915	16.87	2/28/2035
	9/4/2024	10,600	23,320	11.74	9/4/2034
	3/1/2024	16,895	21,721	28.25	3/1/2034
	3/15/2023	6,668	3,031	33.50	3/15/2033
	9/8/2023	3,624	2,375	21.00	9/8/2033
	7/7/2022	5,524	943	35.25	7/7/2032
	2/28/2024	5,293	—	24.00	2/28/2034
	2/28/2024	8,854	385	24.00	2/28/2034
	2/28/2024	2,309	—	24.00	2/28/2034
	2/20/2020	8,428	—	86.25	2/20/2030
	2/20/2020	25,907	—	86.25	2/20/2030
Lesley Ann Calhoun	7/16/2025	4,185	36,000	8.68	7/16/2035
	2/28/2025	9,848	37,423	16.87	2/28/2035
	9/4/2024	3,400	7,480	11.74	9/4/2034
	3/1/2024	5,406	6,951	28.25	3/1/2034
	3/15/2023	2,165	984	33.50	3/15/2033
	9/8/2023	1,159	760	21.00	9/8/2033
	7/7/2022	1,793	306	35.25	7/7/2032
	2/28/2024	2,073	—	24.00	2/28/2034
	2/28/2024	2,874	124	24.00	2/28/2034
	2/28/2024	750	—	24.00	2/28/2034
	6/26/2020	8,576	—	86.25	6/26/2030
Julian Symons, D.Phil.	7/16/2025	1,666	14,334	8.68	7/16/2035
	2/28/2025	4,519	17,174	16.87	2/28/2035
	9/4/2024	3,400	7,480	11.74	9/4/2034
	3/1/2024	1,260	1,620	28.25	3/1/2034
	9/8/2023	1,159	760	21.00	9/8/2033
	3/15/2023	2,165	984	33.50	3/15/2033
	7/7/2022	1,708	291	35.25	7/7/2032
	2/28/2024	2,352	—	24.00	2/28/2034
	2/28/2024	2,874	124	24.00	2/28/2034
	2/28/2024	750	—	24.00	2/28/2034
	2/20/2020	580	—	86.25	2/20/2030
	2/20/2020	1,784	—	86.25	2/20/2030

(1)
Each option vests and becomes exercisable in equal monthly installments through the fourth anniversary of the vesting commencement date, subject to the holder’s continuing to provide services to us through the applicable vesting date.

Narrative to 2025 Summary Compensation Table and Outstanding Equity Awards at 2025 Fiscal Year End

Executive Compensation Arrangements

Amended and Restated Employment Agreement

Effective as of February 10, 2021, we entered into an amended and restated employment agreement with Dr. Blatt that supersedes his prior employment agreement. The amended and restated employment agreement provides for an initial annual base salary of $548,654 for Dr. Blatt and an initial annual target bonus opportunity of 55% of his annual base salary. Effective January 1, 2026, Dr. Blatt’s annual base salary is $677,787 and his annual target bonus opportunity is 60% of his annual base salary.

In the event Dr. Blatt resigns for good reason or we terminate Dr. Blatt’s employment without cause (in each case as defined in the amended and restated employment agreement), he is entitled to (i) an amount equal to the sum of (x) his annual base salary (as of the date of termination) and (y) the bonus earned for the calendar year preceding termination of employment, payable in equal installments, (ii) 12 months of COBRA reimbursement, (iii) vesting acceleration for any equity award held by him that would have vested within 12 months following termination of employment (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement) and (iv) each option held by him that is vested as of the date of termination will remain exercisable until the 12-month anniversary of his termination of employment.

In the event Dr. Blatt resigns for good reason or we terminate Dr. Blatt’s employment without cause, in each case, within the twelve month period following a “change in control” (as defined therein) he is entitled to (i) an amount equal to the 1.5 times the sum of (x) his annual base salary (as of the date of termination) and (y) target annual bonus, payable in a lump sum, (ii) 18 months of COBRA reimbursement, (iii) vesting acceleration for any equity award and each performance-vesting award will be deemed earned at the greater of target or actual achievement measured as of date of termination of employment (to the extent then measurable) and (iv) each option held by him that is vested as of the date of termination will remain exercisable until the 12-month anniversary of his termination of employment.

Dr. Blatt must timely deliver an effective release of claims to us and comply with his restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

For purposes of the amended and restated employment agreement, “cause” means (i) material breach of any of the executive’s representations or obligations contained in the employment agreement, including a willful failure or refusal to perform the job duties and responsibilities assigned to him by us, which if such material breach is reasonably susceptible of cure is not cured after thirty days have elapsed following the date on which we give written notice of such breach; (ii) conviction, or plea of guilty or nolo contendere, of any felony or any crime involving moral turpitude; (iii) participation in a fraud, act of dishonesty or misappropriation or similar conduct against us; (iv) conduct that is materially injurious to us or our affiliates or subsidiaries, monetarily or otherwise; (v) improper use or disclosure of our confidential or proprietary information; or (vi) obtaining a direct or indirect personal benefit from the transfer or use of our trade secrets or intellectual property other than on our behalf.

For purposes of the amended and restated employment agreement, “good reason” means, subject to notice and cure, the continuance of any of the following events without the executive’s written consent: (i) any material breach of the terms of the employment agreement by us; (ii) any material restriction or diminution in the executive’s responsibilities; (iii) introduction of a requirement that Dr. Blatt report to an officer or employee instead of directly to the board; (iv) any change in the location of the executive’s principal place of employment that increases the executive’s one-way commute in excess of fifty miles from the executive’s principal place of employment prior to such change; and (v) any material failure by us to pay the executive’s annual base salary, earned bonuses, or benefits that the executive is entitled to receive under the employment agreement, or any material reduction by us of the executive’s annual base salary under the employment agreement, provided, however, that if we institute a company-wide reduction in salaries, bonuses and benefits for other executive management team members, such reduction will not be deemed material.

For purposes of the amended and restated employment agreements, “change in control” is defined as such term is defined in the 2020 Incentive Award Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Executive Change in Control Severance Agreement

We entered into a change in control severance agreement with each of Ms. Calhoun and Dr. Symons. The change in control severance agreements provide that, in the event the NEO’s employment is terminated by us other than for “cause” (as defined therein) or the NEO resigns for “good reason” (as defined therein) outside of a change in control, the severance will consist of (i) 9 months of base salary payable in equal installments, (ii) 9 months of COBRA continuation payment or reimbursement, (iii) vesting acceleration for any equity award held by the NEO that would have vested within 9 months following termination of employment (except for any performance-vesting awards, which will be governed by the terms of the applicable award agreement) and (iv) each option held by the NEO that is vested as of the date of termination will remain exercisable until the 12-month anniversary of the NEO’s termination of employment. The change in control severance agreement also provides that, in the event the NEO’s employment is terminated by us other than for cause or the NEO resigns for good reason, and that termination or resignation occurs within the period commencing 3 months prior to the consummation of a change in control and ending 12 months after a change in control, the severance will consist of (i) one times the sum of (x) the NEO’s base salary and (y) target annual bonus assuming achievement of performance goals at 100%, (ii) 12 months of COBRA continuation payment or reimbursement, (iii) vesting acceleration for any equity award and each performance-vesting awards will be deemed earned at the greater of target or actual achievement measured as of date of termination of employment (to the extent then measurable) and (iv) each option held by the NEO that is vested as of the date of termination will remain exercisable until the 12-month anniversary of the NEO’s termination of employment. The NEO must timely deliver an effective release of claims to us and comply with the NEO’s restrictive covenant agreement in order to be eligible for the foregoing severance benefits.

For purposes of each NEO’s change in control severance agreement, “cause” is defined as (i) a material breach of any representations or obligations contained in any offer letter or employment agreement between the NEO and us, including the NEO’s willful failure or refusal to perform the job duties and responsibilities assigned to the NEO by us, which if such material breach is reasonably susceptible of cure is not cured after thirty (30) days have elapsed following the date on which we give the NEO written notice of such breach; (ii) conviction of, or plea of guilty or nolo contendere to, any felony or any crime involving moral turpitude; (iii) participation in a fraud, act of dishonesty or misappropriation or similar conduct against us; (iv) conduct that is materially injurious to us or our affiliates or subsidiaries, monetarily or otherwise; (v) improper use or disclosure of our confidential or proprietary information; or (vi) obtaining a direct or indirect personal benefit from the transfer or use of our trade secrets or intellectual property other than on our behalf.

For purposes of each NEO’s change in control severance agreement, “good reason” means, subject to notice and cure, the occurrence of any of the following events without the NEO’s consent: (i ) any material breach of the terms of the change in control severance agreement by us; (ii) any material restriction or diminution in the NEO’s duties or responsibilities; (iii) any change in the location of the NEO’s principal place of employment that increases the NEO’s one-way commute in excess of fifty (50) miles from the NEO’s principal place of employment prior to such change; (iv) any material failure by us to pay the NEO’s base salary, bonuses that the NEO has earned, or benefits that the NEO is entitled to receive under the NEO’s offer letter, or any material reduction by us of the NEO’s base salary under the NEO’s offer letter, provided, however, that if we institute a company-wide reduction in salaries, bonuses and benefits for other executive management team members, such reduction shall not be deemed “material” for this definition.

For purposes of each NEO’s change in control severance agreement “change in control” is defined as such term is defined in the 2020 Incentive Award Plan; provided, that such transaction must also constitute a “change in control event” within the meaning of Treasury Regulation Section 1.409A-3(i)(5).

Pay Versus Performance

In accordance with rules adopted by the SEC pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, we provide the following disclosure regarding executive compensation for our principal executive officer (“PEO”) and Non-PEO NEOs and Company performance for the fiscal years listed below. The Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the years shown.

Pay Versus Performance Table

The following table sets forth information concerning the compensation of our NEOs for each of the fiscal years ended December 31, 2024 and 2025, and our financial performance for each such fiscal year:

Year	Summary Compensation Table Total for PEO[1] ($)	Compensation Actually Paid to PEO[1,2,3] ($)	Average Summary Compensation Table Total for Non-PEO NEOs[1] ($)	Average Compensation Actually Paid to Non-PEO NEOs[1,2,3] ($)	Value of Initial Fixed $100 Investment based on:[4]	Net Loss ($ Thousands)
					TSR ($)
2025	4,057,234	998,082	1,329,106	474,795	56.14	(24,193)
2024	2,135,283	4,205,151	927,132	1,582,209	240.00	(131,211)

(1)	Lawrence M. Blatt, Ph.D., M.B.A. was our PEO for each year presented. The individuals comprising the Non-PEO NEOs for each year presented are Lesley Ann Calhoun and Julian Symons, D. Phil.
(2)

The amounts shown for Compensation Actually Paid have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually earned, realized, or received by the Company’s NEOs. These amounts reflect the Summary Compensation Table Total with certain adjustments as described in footnote 3 below.

(3)

Compensation Actually Paid reflects the exclusions and inclusions of certain amounts for the PEO and the Non-PEO NEOs as set forth below. Equity values are calculated in accordance with FASB ASC Topic 718. Amounts in the Exclusion of Option Awards column are the totals from the Option Awards column set forth in the Summary Compensation Table.

Year	Summary Compensation Table Total for PEO ($)	Exclusion of Option Awards for PEO ($)	Inclusion of Equity Values for PEO ($)	Compensation Actually Paid to PEO ($)

2025	4,057,234	(3,014,995)	(44,157)	998,082

2024	2,135,283	(1,129,049)	3,198,917	4,205,151

Year	Average Summary Compensation Table Total for Non-PEO NEOs ($)	Average Exclusion of Option Awards for Non-PEO NEOs ($)	Average Inclusion of Equity Values for Non-PEO NEOs ($)	Average Compensation Actually Paid to Non-PEO NEOs ($)

2025	1,329,106	(629,737)	(224,575)	474,795

2024	927,132	(259,283)	914,360	1,582,209

The amounts in the Inclusion of Equity Values in the tables above are derived from the amounts set forth in the following tables:

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for PEO ($)	Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for PEO ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for PEO ($)	Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for PEO ($)	Total - Inclusion of Equity Values for PEO ($)
2025	2,001,805	(1,630,667)	324,284	(739,579)	—	(44,157)
2024	2,574,818	503,099	83,459	37,541	—	3,198,917

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Vesting-Date Fair Value of Equity Awards Granted During Year that Vested During Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Average Fair Value at Last Day of Prior Year of Equity Awards Forfeited During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)
2025	384,584	(462,895)	67,842	(214,106)	—	(224,575)
2024	716,005	162,184	23,481	12,690	—	914,360

(4)

Assumes $100 was invested in the Company for the period starting December 31, 2023, through the end of the listed year. Historical stock performance is not necessarily indicative of future stock performance.

Narrative Disclosure to Pay Versus Performance Table

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Total Shareholder Return (“TSR”)

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and the cumulative TSR over the two most recently completed fiscal years for the Company.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
Compensation Actually Paid ($ Millions)
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
TSR (12/31/2023 Indexed to $100)
$300
$250
$200
$150
$100
$50
$0
4.2
1.6
1.0
0.5
100.00
240.00
56.14
2023
2024
2025
Fiscal Year
Lawrence M. Blatt, Ph.D., M.B.A. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Aligos Therapeutics Inc. TSR

Relationship Between PEO and Non-PEO NEO Compensation Actually Paid and Net Loss

The following chart sets forth the relationship between Compensation Actually Paid to our PEO, the average of Compensation Actually Paid to our Non-PEO NEOs, and our net loss during the two most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Loss
Compensation Actually Paid ($ Millions)
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
Net Loss ($ Thousands)
$0
-$20,000
-$40,000
-$60,000
-$80,000
-$100,000
-$120,000
-$140,000
4.2
1.6
-131,211
1.0
0.5
-24,193
2024
2025
Fiscal Year
Lawrence M. Blatt, Ph.D., M.B.A. Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Aligos Therapeutics Inc. Net Loss

Equity Compensation Plan Information

The following table provides certain information as of December 31, 2025, with respect to all of our equity compensation plans in effect on that date:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights(a)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)(c)
Equity Compensation Plans Approved by Stockholders(1)(2)(3)	1,569,622	$19.44	390,960	(4)
Equity Compensation Plans Not Approved by Stockholders(5)	251,416	$8.25	348,584	(6)

Total	1,821,038	$17.83	739,544

(1)

Consists of the Aligos Therapeutics, Inc. 2020 Incentive Award Plan (the “2020 Plan”), the ESPP and the Aligos Therapeutics, Inc. 2018 Equity Incentive Plan (the “2018 Plan”). Following the Company’s initial public offering, no new awards are granted under the 2018 Plan and the remaining shares available for issuance under the 2018 Plan became available for issuance under the 2020 Plan.

(2)

The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance pursuant to awards under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) five percent of the shares of stock outstanding or, commencing January 1, 2025, issuable upon exercise of outstanding pre-funded warrants with an exercise price per share equal to one penny or less, in each case, on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, that no more than 1,306,909 shares of stock may be issued upon the exercise of incentive stock options.

(3)

The ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock reserved for issuance under such plan shall be increased on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (A) one percent of the shares of stock outstanding on the last day of the immediately preceding fiscal year and (B) such smaller number of shares of stock as determined by our Board; provided, however, no more than 261,382 shares of stock may be issued under the ESPP. As of December 31, 2025, up to a maximum of 50,516 shares (which are not included in column (a) above) may be purchased in the current purchase period which runs until May 15, 2026 under the ESPP, based on enrollment as of December 31, 2025. The Amended ESPP does not include an “evergreen” provision.

(4)	Consists of 390,960 shares available for issuance under the 2020 Plan and no shares available for issuance under the ESPP as of December 31, 2025.
(5)	Consists of the Aligos Therapeutics, Inc. 2024 Employment Inducement Award Plan (the “Inducement Plan”).
(6)	Consists of 348,584 shares available for issuance under the Inducement Plan as of December 31, 2025.

Material Features of the 2024 Employment Inducement Award Plan

In September 2024, our board of directors adopted our Inducement Plan pursuant to Nasdaq Listing Rule 5635(c)(4). The principal purpose of the Inducement Plan is to promote the success and enhance the value of the company by inducing new employees to commence employment with us, and by aligning the individual interests of new employees with the interests of our stockholders. Awards granted under the Inducement Plan are intended to constitute employment inducement awards under Nasdaq Listing Rule 5635(c)(4) and therefore, the Inducement Plan is intended to be exempt from the Nasdaq Listing Rules regarding shareholder approval of equity compensation plans. A total of 600,000 shares of our common stock were reserved for issuance under the Inducement Plan. The Inducement Plan provides for the grant of non-qualified stock options, restricted stock units, restricted stock awards, stock appreciation rights, and other stock-based and cash-based awards. These awards may be granted to individuals who are then new employees, or are commencing employment with us or one of our subsidiaries following a bona fide period of non-employment with us, and for whom such awards are granted as a material inducement to commencing employment with us or one of our subsidiaries.

The Inducement Plan is administered by the compensation committee and the board of directors. In the event of a change in control in which the successor corporation refuses to assume or substitute any outstanding award under the Inducement Plan, the vesting of such award will accelerate in full. The board of directors may terminate, amend, or modify the Inducement Plan at any time, provided that no termination or amendment may impair any rights under any outstanding award under the Inducement Plan without the consent of the holder.

We have filed a registration statement on Form S-8 with the SEC covering the shares of common stock that may be issued under the Inducement Plan.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information as to the beneficial ownership of our common stock as of March 31, 2026 for:

•	each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;

•	each named executive officer as set forth in the summary compensation table above;

•	each of our directors; and

•	all executive officers and directors as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 31, 2026 are deemed to be outstanding and to be beneficially owned by the person holding the stock options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

Percentage ownership of our common stock in the table is based on 5,388,186 shares of our voting common stock issued and outstanding on March 31, 2026. The table below does not reflect ownership of outstanding shares of our non-voting common stock. This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and Schedules 13G, if any, filed with the SEC. Unless otherwise indicated, the address of each of the individuals and entities named below is c/o Aligos Therapeutics, Inc., One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

	Beneficial Ownership
Name of Beneficial Owner	Number of Outstanding Shares Beneficially Owned	Number of Shares Exercisable Within 60 Days	Number of Shares Beneficially Owned	Percentage of Beneficial Ownership
5% and Greater Stockholders:
Roche Finance Ltd(1)	441,037	108,035	549,072	9.9%
Entities affiliated with Deep Track(2)	444,110	104,621	548,731	9.9%
Entities affiliated with Alyeska Investment Group(3)	412,000	140,295	552,295	9.9%
Entities affiliated with Sio Capital(4)	335,937	—	335,937	6.2%
Entities affiliated with Woodline(5)	289,169	—	289,169	5.4%
Named Executive Officers and Directors:
Lawrence M. Blatt, Ph.D., M.B.A.(6)	88,416	197,797	286,213	5.1%
Lesley Ann Calhoun(7)	5,216	54,629	59,845	1.1%
Julian Symons, D.Phil.(8)	35,112	30,437	65,549	1.2%
James Scopa, J.D., M.B.A.(9)	7,323	7,814	15,137	*
K. Peter Hirth, Ph.D.(10)	2,380	3,976	6,356	*
Carole Nuechterlein, J.D.(11)	—	3,976	3,976	*
Bridget Martell, M.A., M.D.(12)	—	4,152	4,152	*
Margarita Chavez, J.D.(13)	—	2,800	2,800	*
Heather Preston, M.D.(14)	—	2,800	2,800	*

All directors and executive officers as a group (9 persons)(15)	138,447	308,381	446,828	7.8%

*	represents less than 1%

(1)

Consists of (i) 441,037 shares of our common stock and (ii) 108,035 shares of common stock issuable upon exercise of a warrant directly held by Roche Finance Ltd (“Roche Finance”). This amount excludes 50,637 shares of common stock issuable upon exercise of a warrant held by Roche Finance, which warrant is subject to a beneficial ownership limitation that precludes Roche Finance from exercising any portion of it to the extent that, following the exercise, Roche Finance’s beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares. Roche Holding Ltd (“Roche Holding”) and Roche Finance, its wholly-owned subsidiary, may be deemed to have beneficial ownership of (i) 441,037 shares of our common stock and (ii) a common warrant to purchase 158,672 shares of common stock, which warrant is subject to a beneficial ownership limitation that precludes Roche Finance from exercising any portion of it to the extent that, following the exercise, Roche Finance’s beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares. Roche Finance and Roche Holding have shared voting and dispositive power over the shares reported. The address reported on the Schedule 13G filed on November 7, 2023 for each of these persons is Grenzacherstrasse 122, 4070 Basel, Switzerland.

(2)

Consists of (i) 444,110 shares of common stock and (ii) 104,621 shares of common stock issuable upon exercise of warrants held by Deep Track Biotechnology Master Fund, Ltd. (“Deep Track Master Fund”). This amount excludes 1,297,483 shares of common stock issuable upon exercise of warrants held by Deep Track Master Fund, which warrants are subject to a beneficial ownership limitation that precludes Deep Track Master Fund from exercising any portion of them to the extent that, following the exercise, Deep Track Master Fund’s beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares. David Kroin is the managing member of Deep Track Capital GP, LLC (“Deep Track GP”). Deep Track GP is the general partner of Deep Track Capital, LP (“Deep Track IM”). Deep Track IM is the investment manager of Deep Track Master Fund. The principal business address of Deep Track IM, Deep Track Master Fund and David Kroin is c/o Walkers Corporate Limited, 190 Elgin Ave, George Town, KY1-9001, Cayman Islands.

(3)

Consists of (i) 412,000 shares of common stock and (ii) 140,295 shares of common stock issuable upon exercise of warrants held by Alyeska Master Fund, L.P. (“Alyeska Master Fund”). This amount excludes 212,177 shares of common stock issuable upon exercise of warrants held by Alyeska Master Fund, which warrants are subject to a beneficial ownership limitation that precludes Alyeska Master Fund from exercising any portion of them to the extent that, following the exercise, Alyeska Master Fund’s beneficial ownership of common stock would exceed 9.99% of the total number of outstanding shares. Alyeska Investment Group, L.P., the investment manager of Alyeska Master Fund, has voting and investment control of the shares held by Alyeska Master Fund. Anand Parekh is the Chief Executive Officer of Alyeska Investment Group, L.P. and may be deemed to be the beneficial owner of such shares. Mr. Parekh, however, disclaims any beneficial ownership of the shares held by Alyeska Master Fund. The registered address of Alyeska Master Fund is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands. Alyeska Investment Group, L.P. and Mr. Parekh are located at 77 W. Wacker, Suite 700, Chicago, IL 60601.

(4)

Consists of 335,937 shares of our common stock held by private investment funds managed by Sio Capital Management, LLC (“Sio”) and Sio GP, LLC (“Sio GP”). This amount excludes 22,500 shares of common stock issuable upon exercise of warrants held by Sio Partners Offshore, LTD. and Sio Partners, LP, which warrants are subject to a beneficial ownership limitation that precludes Sio and Sio GP from exercising any portion of them to the extent that, following the exercise, Sio and Sio GP’s beneficial ownership of common stock would exceed 4.99% of the total number of outstanding shares. Sio, Sio GP, and Michael Castor may be deemed to have shared voting and dispositive power over shares held by the private investment funds. Each of Sio, Sio GP and Michael Castor may be deemed to have beneficial ownership of common warrants to purchase 22,500 shares of common stock, which warrants are subject to a beneficial ownership limitation that precludes those funds from exercising any portion of them to the extent that, following the exercise, those persons’ beneficial ownership of common stock would exceed 4.99% of the total number of outstanding shares. The address reported on the Schedule 13G/A filed on February 11, 2026 for Sio is 600 Third Avenue, 2nd Floor, New York, New York 10016.

(5)

Consists of 289,169 shares of our common stock held by Woodline Master Fund L.P. This amount excludes 62,000 shares of common stock issuable upon exercise of warrants held by Woodline Master Fund L.P.,

which warrants are subject to a beneficial ownership limitation that precludes Woodline Master Fund L.P. from exercising any portion of them to the extent that, following the exercise, Woodline Master Fund L.P’s beneficial ownership of common stock would exceed 4.99% of the total number of outstanding shares. Woodline Partners LP may be deemed to have voting and dispositive power over shares held by Woodline Master Fund LP. Woodline Partners LP may be deemed to have beneficial ownership of common warrants to purchase 62,000 shares of common stock, which warrants are subject to a beneficial ownership limitation that precludes those funds from exercising any portion of them to the extent that, following the exercise, those persons’ beneficial ownership of common stock would exceed 4.99% of the total number of outstanding shares. The address reported on the Schedule 13G/A filed on February 17, 2026 for Woodline Partners LP is 4 Embarcadero Center, Suite 3450, San Francisco, CA 94111.
(6)

Consists of (i) 3,251 shares of common stock directly held by Dr. Blatt, (ii) 78,781 shares of common stock directly held by the Lawrence M. Blatt Living Trust dated 8/27/14, (iii) 4,904 shares of common stock directly held by PENSCO Trust Company LLC FBO Dr. Lawrence Blatt IRA, (iv) 740 shares of common stock directly held by Zachary David Blatt Irrevocable Trust dated 8/24/14; (v) 740 shares of common stock directly held by Zoe Anne Blatt Irrevocable Trust dated 8/24/14; (vi) a common warrant to purchase 12,206 shares of common stock, and (vii) 185,591 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026. The common warrant held by Dr. Blatt is subject to a beneficial ownership limitation that precludes Dr. Blatt from exercising any portion of the common warrant to the extent that, following the exercise, Dr. Blatt’s beneficial ownership of common stock would exceed 19.99% of the total number of outstanding shares.

(7)

Consists of (i) 5,216 shares of common stock directly held by Ms. Calhoun and (ii) 54,629 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(8)

Consists of (i) 35,112 shares of common stock directly held by Dr. Symons and (ii) 30,437 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(9)

Consists of (i) 7,323 shares of common stock directly held by Mr. Scopa, (ii) a common warrant to purchase 3,662 shares of common stock and (iii) 4,152 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026. The common warrant held by Mr. Scopa is subject to a beneficial ownership limitation that precludes Mr. Scopa from exercising any portion of the common warrant to the extent that, following the exercise, Mr. Scopa’s beneficial ownership of common stock would exceed 19.99% of the total number of outstanding shares.

(10)

Consists of (i) 2,380 shares of common stock directly held by Dr. Hirth and (ii) 3,976 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

(11)	Consists of 3,976 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(12)	Consists of 4,152 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(13)	Consists of 2,800 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(14)	Consists of 2,800 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.
(15)

Consists of (i) 138,447 shares of common stock, (ii) common warrants to purchase 15,868 shares of common stock and (iii) 292,513 shares of common stock that may be acquired pursuant to the exercise of stock options within 60 days of March 31, 2026.

ADDITIONAL INFORMATION

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are Aligos Therapeutics stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, (2) direct your written request to: One Corporate Drive, 2nd Floor, South San Francisco, California 94080, or (3) request a separate copy from the Company at (800) 466-6059. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Form 10-K, Proxy Statement, Proxy Card or Notice of Internet Availability of Proxy Materials to a stockholder at a shared address to which a single copy of the documents was delivered.

Other Matters

As of the date of this Proxy Statement, the Board does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the year ended December 31, 2025 with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder of Aligos Therapeutics, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to the Secretary of the Company, One Corporate Drive, 2nd Floor, South San Francisco, California 94080.

By Order of the Board of Directors

/s/ LAWRENCE M. BLATT
Lawrence M. Blatt, Ph.D., M.B.A.
Chair, President and Chief Executive Officer

April 29, 2026

APPENDIX A

A-1

AMENDMENT TO

ALIGOS THERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

THIS AMENDMENT (this “Amendment”) to the Aligos Therapeutics, Inc. 2020 Employee Stock Purchase Plan (the “Plan”) is made and adopted by the Board of Directors (the “Board”) of Aligos Therapeutics, Inc., a Delaware corporation (the “Company”), subject to, and effective upon, the approval of the Company’s stockholders (the date of such approval, the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS

WHEREAS, pursuant to Section 7.5 of the Plan, the Board has the authority to amend the Plan from time to time, including to increase the maximum aggregate number of shares of Common Stock available for issuance thereunder, subject to approval of the Company’s stockholders; and

WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan as set forth herein.

NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows, subject to approval of the increase in reserved shares of Common Stock provided by this Amendment by the Company’s stockholders:

AMENDMENT

1.

Amendment to Article V, Section 5.1. Article V, Section 5.1 of the Plan is hereby amended and restated in its entirety to read as follows: “Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be 694,714 shares. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.”

2.	This Amendment shall be and is hereby incorporated into and forms a part of the Plan.

3.	Except as expressly provided herein, all terms and conditions of the Plan shall remain in full force and effect.

A-2

APPENDIX B

ALIGOS THERAPEUTICS, INC.

2020 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE 1

PURPOSE

The Plan’s purpose is to assist employees of the Company and its Designated Subsidiaries in acquiring a stock ownership interest in the Company, and to help such employees provide for their future security and to encourage them to remain in the employment of the Company and its Subsidiaries.

The Plan consists of two components: the Section 423 Component and the Non-Section 423 Component. The Section 423 Component is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code and shall be administered, interpreted and construed in a manner consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of Options under the Non-Section 423 Component, which need not qualify as Options granted pursuant to an “employee stock purchase plan” under Section 423 of the Code; such Options granted under the Non-Section 423 Component shall be granted pursuant to separate Offerings containing such sub-plans, appendices, rules or procedures as may be adopted by the Administrator and designed to achieve tax, securities laws or other objectives for Eligible Employees and the Designated Subsidiaries in locations outside of the United States. Except as otherwise provided herein, the Non-Section 423 Component will operate and be administered in the same manner as the Section 423 Component. Offerings intended to be made under the Non-Section 423 Component will be designated as such by the Administrator at or prior to the time of such Offering.

For purposes of this Plan, the Administrator may designate separate Offerings under the Plan, the terms of which need not be identical, in which Eligible Employees will participate, even if the dates of the applicable Offering Period(s) in each such Offering is identical, provided that the terms of participation are the same within each separate Offering under the Section 423 Component as determined under Section 423 of the Code. Solely by way of example and without limiting the foregoing, the Company could, but shall not be required to, provide for simultaneous Offerings under the Section 423 Component and the Non-Section 423 Component of the Plan.

ARTICLE 2

DEFINITIONS

As used in the Plan, the following words and phrases have the meanings specified below, unless the context clearly indicates otherwise:

2.1  “Administrator” means the Committee, or such individuals to which authority to administer the Plan has been delegated under Section 7.1 hereof.

2.2  “Agent” means the brokerage firm, bank or other financial institution, entity or person(s), if any, engaged, retained, appointed or authorized to act as the agent of the Company or an Employee with regard to the Plan.

2.3  “Board” means the Board of Directors of the Company.

2.4  “Code” means the U.S. Internal Revenue Code of 1986, as amended, and all regulations, guidance, compliance programs and other interpretative authority issued thereunder.

2.5  “Committee” means the Compensation Committee of the Board.

2.6  “Common Stock” means the common stock of the Company.

2.7  “Company” means Aligos Therapeutics, Inc., a Delaware corporation, or any successor.

2.8  “Compensation” of an Employee means the regular earnings or base salary, bonuses and commissions paid to the Employee from the Company on each Payday as compensation for services to the Company or any Designated Subsidiary, before deduction for any salary deferral contributions made by the Employee to any tax-qualified or nonqualified deferred compensation plan, including overtime, shift differentials, vacation pay, salaried production schedule premiums, holiday pay, jury duty pay, funeral leave pay, paid time off, military pay, prior week adjustments and weekly bonus, but excluding education or tuition reimbursements, imputed income arising under any group insurance or benefit program, travel expenses, business and moving reimbursements, including tax gross ups and taxable mileage allowance, income received in connection with any stock options, restricted stock, restricted stock units or other compensatory equity awards and all contributions made by the Company or any Designated Subsidiary for the Employee’s benefit under any employee benefit plan now or hereafter established. Such Compensation shall be calculated before deduction of any income or employment tax withholdings, but shall be withheld from the Employee’s net income.

2.9  “Designated Subsidiary” means each Subsidiary, including any Subsidiary in existence on the Effective Date and any Subsidiary formed or acquired following the Effective Date, that has been designated by the Board or Committee from time to time in its sole discretion as eligible to participate in the Plan, in accordance with Section 7.2 hereof, such designation to specify whether such participation is in the Section 423 Component or Non-Section 423 Component. A Designated Subsidiary may participate in either the Section 423 Component or Non-Section 423 Component, but not both.

2.10  “Effective Date” means the date immediately prior to the date the Company’s registration statement relating to its initial public offering becomes effective, provided that the Board has adopted the Plan prior to or on such date, subject to approval of the Plan by the Company’s stockholders.

2.11  “Eligible Employee” means an Employee:

(a)  who is customarily scheduled to work at least 20 hours per week;

(b)  whose customary employment is more than five months in a calendar year; and

(c)  who, after the granting of the Option, would not be deemed for purposes of Section 423(b)(3) of the Code to possess 5% or more of the total combined voting power or value of all classes of stock of the Company or any Subsidiary.

For purposes of clause (c), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an Employee may purchase under outstanding options shall be treated as stock owned by the Employee.

Notwithstanding the foregoing, the Administrator may exclude from participation in the Section 423 Component as an Eligible Employee:

(x)  any Employee that is a “highly compensated employee” of the Company or any Designated Subsidiary (within the meaning of Section 414(q) of the Code), or that is such a “highly compensated employee” (A) with compensation above a specified level, (B) who is an officer or (C) who is subject to the disclosure requirements of Section 16(a) of the Exchange Act; or

(y)  any Employee who is a citizen or resident of a foreign jurisdiction (without regard to whether they are also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if either (A) the grant of the Option is prohibited under the laws of the jurisdiction governing such Employee, or (B) compliance with the laws of the foreign jurisdiction would cause the Section 423 Component, any Offering thereunder or an Option granted thereunder to violate the requirements of Section 423 of the Code;

provided that any exclusion in clauses (x) or (y) shall be applied in an identical manner under each Offering to all Employees of the Company and all Designated Subsidiaries, in accordance with Treas. Reg. § 1.423-2(e). Further notwithstanding the foregoing, with respect to the Non-Section 423 Component, the first sentence in this definition shall apply in determining who is an “Eligible Employee,” except (a) the Administrator may limit eligibility further within the Company or a Designated Subsidiary so as to only designate some Employees of the Company or a Designated Subsidiary as Eligible Employees, and (b) to the extent the restrictions in the first sentence in this definition are not consistent with applicable local laws, the applicable local laws shall control.

2.12  “Employee” means any person who renders services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. “Employee” shall not include any director of the Company or a Designated Subsidiary who does not render services to the Company or a Designated Subsidiary in the status of an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on military leave, sick leave or other leave of absence approved by the Company or a Designated Subsidiary and meeting the requirements of Treas. Reg. § 1.421-1(h)(2). Where the period of leave exceeds three months, or such other period specified in Treas. Reg. § 1.421-1(h)(2), and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three-month period, or such other period specified in Treas. Reg. § 1.421-1(h)(2).

2.13  “Enrollment Date” means the first date of each Offering Period.

2.14  “Exercise Date” means the last day of each Purchase Period, except as provided in Section 5.2 hereof.

2.15  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.16  “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(a)  If the Common Stock is (i) listed on any established securities exchange (such as the New York Stock Exchange or Nasdaq Stock Market), (ii) listed on any national market system or (iii) listed, quoted or traded on any automated quotation system, its Fair Market Value shall be the closing sales price for a share of Common Stock as quoted on such exchange or system for such date or, if there is no closing sales price for a share of Common Stock on the date in question, the closing sales price for a share of Common Stock on the last preceding date for which such quotation exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(b)  If the Common Stock is not listed on an established securities exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, its Fair Market Value shall be the mean of the high bid and low asked prices for such date or, if there are no high bid and low asked prices for a share of Common Stock on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date for which such information exists, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(c)  If the Common Stock is neither listed on an established securities exchange, national market system or automated quotation system nor regularly quoted by a recognized securities dealer, its Fair Market Value shall be established by the Administrator in good faith.

2.17  “Grant Date” means the first day of an Offering Period.

2.18  “New Exercise Date” has the meaning set forth in Section 5.2(b) hereof.

2.19  “Non-Section 423 Component” means those Offerings under the Plan, together with the sub-plans, appendices, rules or procedures, if any, adopted by the Administrator as a part of this Plan, in each case, pursuant to which Options may be granted to non-U.S. Eligible Employees that need not satisfy the requirements for Options granted pursuant to an “employee stock purchase plan” that are set forth under Section 423 of the Code.

2.20  “Offering” means an offer under the Plan of an Option that may be exercised during an Offering Period as further described in Section 4 hereof. Unless otherwise specified by the Administrator, each Offering to the Eligible Employees of the Company or a Designated Subsidiary shall be deemed a separate Offering, even if the dates and other terms of the applicable Exercise Periods of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Treas. Reg. § 1.423-2(a)(1), the terms of each separate Offering under the Section 423 Component need not be identical, provided that the terms of the Section 423 Component and an Offering thereunder together satisfy Treas. Reg. § 1.423-2(a)(2) and (a)(3).

2.21  “Offering Period” means each consecutive, overlapping twenty-four (24) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, and with respect to which Options shall be granted to Participants. The duration and timing of Offering Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may an Offering Period exceed 27 months.

2.22  “Option” means the right to purchase shares of Common Stock pursuant to the Plan during each Offering Period.

2.23  “Option Price” means the purchase price of a share of Common Stock hereunder as provided in Section 4.2 hereof.

2.24  “Parent” means any entity that is a parent corporation of the Company within the meaning of Section 424 of the Code.

2.25  “Participant” means any Eligible Employee who elects to participate in the Plan.

2.26  “Payday” means the regular and recurring established day for payment of Compensation to an Employee of the Company or any Designated Subsidiary.

2.27  “Plan” means this 2020 Employee Stock Purchase Plan, including both the Section 423 Component and Non-Section 423 Component and any other sub-plans or appendices hereto, as amended from time to time.

2.28  “Plan Account” means a bookkeeping account established and maintained by the Company in the name of each Participant.

2.29  “Purchase Period” means each consecutive six (6) month period commencing on such date(s) as determined by the Board or Committee, in its sole discretion, within each Offering Period. The first Purchase Period of each Offering Period shall commence on the Grant Date and end with the next Exercise Date. The duration and timing of Purchase Periods may be established or changed by the Board or Committee at any time, in its sole discretion. Notwithstanding the foregoing, in no event may a Purchase Period exceed the duration of the Offering Period under which it is established.

2.30  “Section 409A” means Section 409A of the Code.

2.31  “Section 423 Component” means those Offerings under the Plan that are intended to meet the requirements under Section 423(b) of the Code.

2.32  “Subsidiary” means any entity that is a subsidiary corporation of the Company within the meaning of Section 424 of the Code. In addition, with respect to the Non-Section 423 Component, Subsidiary shall include any corporate or noncorporate entity in which the Company has a direct or indirect equity interest or significant business relationship.

2.33  “Treas. Reg.” means U.S. Department of the Treasury regulations.

2.34  “Withdrawal Election” has the meaning set forth in Section 6.1(a) hereof.

ARTICLE 3

PARTICIPATION

3.1  Eligibility.

(a)  Any Eligible Employee who is employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of Articles 4 and 5 hereof, and, for the Section 423 Component, the limitations imposed by Section 423(b) of the Code.

(b)  No Eligible Employee shall be granted an Option under the Section 423 Component which permits the Participant’s rights to purchase shares of Common Stock under the Plan, and to purchase stock under all other employee stock purchase plans of the Company, any Parent or any Subsidiary subject to Section 423 of the Code, to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The limitation under this Section 3.1(b) shall be applied in accordance with Section 423(b)(8) of the Code.

3.2  Election to Participate; Payroll Deductions.

(a)  Except as provided in Sections 3.2(e) and 3.3 hereof, an Eligible Employee may become a Participant in the Plan only by means of payroll deduction. Each individual who is an Eligible Employee as of an Offering Period’s Enrollment Date may elect to participate in such Offering Period and the Plan by delivering to the Company a payroll deduction authorization no later than the period of time prior to the applicable Enrollment Date that is determined by the Administrator, in its sole discretion.

(b)  Subject to Section 3.1(b) hereof and except as may otherwise be determined by the Administrator, payroll deductions (i) shall equal at least 1% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date, but not more than 15% of the Participant’s Compensation as of each Payday of the Offering Period following the Enrollment Date; and (ii) may be expressed either as (A) a whole number percentage, or (B) a fixed dollar amount. Amounts deducted from a Participant’s Compensation with respect to an Offering Period pursuant to this Section 3.2 shall be deducted each Payday through payroll deduction and credited to the Participant’s Plan Account; provided that for the first Offering Period under this Plan, payroll deductions shall not begin until such date determined by the Board or Committee, in its sole discretion.

(c)  Following at least one payroll deduction, a Participant may decrease (to as low as zero) the amount deducted from such Participant’s Compensation only once during an Offering Period upon ten calendar days’ prior written notice to the Company. A Participant may not increase the amount deducted from such Participant’s Compensation during an Offering Period.

(d)  Upon the completion of an Offering Period, each Participant in such Offering Period shall automatically participate in the immediately following Offering Period at the same payroll deduction percentage or fixed amount as in effect at the termination of such Offering Period, unless such Participant delivers to the Company a different election with respect to the successive Offering Period in accordance with Section 3.2(a) hereof, or unless such Participant becomes ineligible for participation in the Plan.

(e)  Notwithstanding any other provisions of the Plan to the contrary, in non-U.S. jurisdictions where participation in the Plan through payroll deductions is prohibited, the Administrator may provide that an Eligible Employee may elect to participate through contributions to the Participant’s account under the Plan in a form acceptable to the Administrator in lieu of or in addition to payroll deductions; provided, however, that, for any Offering under the Section 423 Component, the Administrator must determine that any alternative method of contribution is applied on an equal and uniform basis to all Eligible Employees in the Offering.

3.3  Leave of Absence. During leaves of absence approved by the Company meeting the requirements of Treas. Reg. § 1.421-1(h)(2), a Participant may continue participation in the Plan by making cash payments to the Company on the Participant’s normal payday equal to the Participant’s authorized payroll deduction.

ARTICLE 4

PURCHASE OF SHARES

4.1  Grant of Option. The Company may make one or more Offerings under the Plan, which may be successive or overlapping with one another, until the earlier of: (i) the date on which the Shares available under the Plan have been sold or (ii) the date on which the Plan is suspended or terminates. The Administrator shall designate the terms and conditions of each Offering in writing, including without limitation, the Offering Period and the Purchase Periods. Each Participant shall be granted an Option with respect to an Offering Period on the applicable Grant Date. Subject to the limitations of Section 3.1(b) hereof, the number of shares of Common Stock subject to a Participant’s Option shall be determined by dividing (a) such Participant’s payroll deductions accumulated prior to an Exercise Date and retained in the Participant’s Plan Account on such Exercise Date by (b) the applicable Option Price; provided that in no event shall a Participant be permitted to purchase during each Offering Period more than 4,0001 shares of Common Stock (subject to any adjustment pursuant to Section 5.2 hereof). The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of shares of Common Stock that a Participant may purchase during such future Offering Periods. Each Option shall expire on the last Exercise Date for the applicable Offering Period immediately after the automatic exercise of the Option in accordance with Section 4.3 hereof, unless such Option terminates earlier in accordance with Article 6 hereof.

4.2  Option Price. The “Option Price” per share of Common Stock to be paid by a Participant upon exercise of the Participant’s Option on an Exercise Date for an Offering Period shall equal 85% of the lesser of the Fair Market Value of a share of Common Stock on (a) the applicable Grant Date and (b) the applicable Exercise Date, or such other price designated by the Administrator; provided that in no event shall the Option Price per share of Common Stock be less than the par value per share of the Common Stock.

4.3  Purchase of Shares.

(a)  On each Exercise Date for an Offering Period, each Participant shall automatically and without any action on such Participant’s part be deemed to have exercised the Participant’s Option to purchase at the applicable per share Option Price the largest number of whole shares of Common Stock which can be purchased with the amount in the Participant’s Plan Account. Any balance less than the per share Option Price that is remaining in the Participant’s Plan Account (after exercise of such Participant’s Option) as of the Exercise Date shall be carried forward to the next Purchase Period or Offering Period, unless the Participant has elected to withdraw from the Plan pursuant to Section 6.1 hereof or, pursuant to Section 6.2 hereof, such Participant has ceased to be an Eligible Employee. Any balance not carried forward to the next Purchase Period or Offering Period in accordance with the prior sentence promptly shall be refunded to the applicable Participant. In no event shall an amount greater than or equal to the per share Option Price as of an Exercise Date be carried forward to the next Purchase Period or Offering Period.

[1]	Share number updated following reverse stock split in August 2024.

(b)  As soon as practicable following each Exercise Date, the number of shares of Common Stock purchased by such Participant pursuant to Section 4.3(a) hereof shall be delivered (either in share certificate or book entry form), in the Company’s sole discretion, to either (i) the Participant or (ii) an account established in the Participant’s name at a stock brokerage or other financial services firm designated by the Company. If the Company is required to obtain from any commission or agency authority to issue any such shares of Common Stock, the Company shall seek to obtain such authority. Inability of the Company to obtain from any such commission or agency authority which counsel for the Company deems necessary for the lawful issuance of any such shares shall relieve the Company from liability to any Participant except to refund to the Participant such Participant’s Plan Account balance, without interest thereon.

4.4  Automatic Termination of Offering Period. If the Fair Market Value of a share of Common Stock on any Exercise Date (except the final scheduled Exercise Date of any Offering Period) is lower than the Fair Market Value of a share of Common Stock on the Grant Date for an Offering Period, then such Offering Period shall terminate on such Exercise Date after the automatic exercise of the Option in accordance with Section 4.3 hereof, and each Participant shall automatically be enrolled in the Offering Period that commences immediately following such Exercise Date and such Participant’s payroll deduction authorization shall remain in effect for such Offering Period.

4.5  Transferability of Rights. An Option granted under the Plan shall not be transferable, other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. No option or interest or right to the Option shall be available to pay off any debts, contracts or engagements of the Participant or the Participant’s successors in interest or shall be subject to disposition by pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempt at disposition of the Option shall have no effect.

ARTICLE 5

PROVISIONS RELATING TO COMMON STOCK

5.1  Common Stock Reserved. Subject to adjustment as provided in Section 5.2 hereof, the maximum number of shares of Common Stock that shall be made available for sale under the Plan shall be the sum of (a) 14,7562 shares and (b) an annual increase on the first day of each year beginning in 2021 and ending in 2030 equal to the lesser of (i) 1% of the shares outstanding (on an as converted basis) on the last day of the immediately preceding fiscal year and (ii) such number of shares as may be determined by the Board; provided, however, no more than 261,3823 shares may be issued under the Plan. Shares made available for sale under the Plan may be authorized but unissued shares, treasury shares of Common Stock, or reacquired shares reserved for issuance under the Plan.

5.2  Adjustments Upon Changes in Capitalization, Dissolution, Liquidation, Merger or Asset Sale.

(a)  Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under Option, as well as the price per share and the number of shares of Common Stock covered by each Option under the Plan which has not yet been exercised shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of

[2]	Share number updated following reverse stock split in August 2024.
[3]	Share number updated following reverse stock split in August 2024.

stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

(b)  Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Offering Periods then in progress shall be shortened by setting a new Exercise Date (the “New Exercise Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Exercise Date shall be before the date of the Company’s proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

(c)  Merger or Asset Sale. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, each outstanding Option shall be assumed or an equivalent Option substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. If the successor corporation refuses to assume or substitute for the Option, any Offering Periods then in progress shall be shortened by setting a New Exercise Date and any Offering Periods then in progress shall end on the New Exercise Date. The New Exercise Date shall be before the date of the Company’s proposed sale or merger. The Administrator shall notify each Participant in writing, at least ten business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that the Participant’s Option shall be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 6.1 hereof or the Participant has ceased to be an Eligible Employee as provided in Section 6.2 hereof.

5.3  Insufficient Shares. If the Administrator determines that, on a given Exercise Date, the number of shares of Common Stock with respect to which Options are to be exercised may exceed the number of shares of Common Stock remaining available for sale under the Plan on such Exercise Date, the Administrator shall make a pro rata allocation of the shares of Common Stock available for issuance on such Exercise Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising Options to purchase Common Stock on such Exercise Date, and unless additional shares are authorized for issuance under the Plan, no further Offering Periods shall take place and the Plan shall terminate pursuant to Section 7.5 hereof. If an Offering Period is so terminated, then the balance of the amount credited to the Participant’s Plan Account which has not been applied to the purchase of shares of Common Stock shall be paid to such Participant in one lump sum in cash within 30 days after such Exercise Date, without any interest thereon.

5.4  Rights as Stockholders. With respect to shares of Common Stock subject to an Option, a Participant shall not be deemed to be a stockholder of the Company and shall not have any of the rights or privileges of a stockholder. A Participant shall have the rights and privileges of a stockholder of the Company when, but not until, shares of Common Stock have been deposited in the designated brokerage account following exercise of the Participant’s Option.

ARTICLE 6

TERMINATION OF PARTICIPATION

6.1  Cessation of Contributions; Voluntary Withdrawal.

(a)  A Participant may cease payroll deductions during an Offering Period and elect to withdraw from the Plan by delivering written notice of such election to the Company in such form and at such time prior to the

Exercise Date for such Offering Period as may be established by the Administrator (a “Withdrawal Election”). A Participant electing to withdraw from the Plan may elect to either (i) withdraw all of the funds then credited to the Participant’s Plan Account as of the date on which the Withdrawal Election is received by the Company, in which case amounts credited to such Plan Account shall be returned to the Participant in one lump-sum payment in cash within 30 days after such election is received by the Company, without any interest thereon, and the Participant shall cease to participate in the Plan and the Participant’s Option for such Offering Period shall terminate; or (ii) exercise the Option for the maximum number of whole shares of Common Stock on the applicable Exercise Date with any remaining Plan Account balance returned to the Participant in one lump-sum payment in cash within 30 days after such Exercise Date, without any interest thereon, and after such exercise cease to participate in the Plan. Upon receipt of a Withdrawal Election, the Participant’s payroll deduction authorization and the Participant’s Option shall terminate.

(b)  A Participant’s withdrawal from the Plan shall not have any effect upon the Participant’s eligibility to participate in any similar plan which may hereafter be adopted by the Company or in succeeding Offering Periods which commence after the termination of the Offering Period from which the Participant withdraws.

(c)  A Participant who ceases contributions to the Plan during any Offering Period shall not be permitted to resume contributions to the Plan during that Offering Period.

6.2  Termination of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee, for any reason, such Participant’s Option for the applicable Offering Period shall automatically terminate, the Participant shall be deemed to have elected to withdraw from the Plan, and such Participant’s Plan Account shall be paid to such Participant or, in the case of the Participant’s death, to the person or persons entitled thereto pursuant to applicable law, within 30 days after such cessation of being an Eligible Employee, without any interest thereon. If a Participant transfers employment from the Company or any Designated Subsidiary participating in the Section 423 Component to any Designated Subsidiary participating in the Non-Section 423 Component, such transfer shall not be treated as a termination of employment, but the Participant shall immediately cease to participate in the Section 423 Component; however, any contributions made for the Offering Period in which such transfer occurs shall be transferred to the Non-Section 423 Component, and such Participant shall immediately join the then-current Offering under the Non-Section 423 Component upon the same terms and conditions in effect for the Participant’s participation in the Section 423 Component, except for such modifications otherwise applicable for Participants in such Offering. A Participant who transfers employment from any Designated Subsidiary participating in the Non-Section 423 Component to the Company or any Designated Subsidiary participating in the Section 423 Component shall not be treated as terminating the Participant’s employment and shall remain a Participant in the Non-Section 423 Component until the earlier of (i) the end of the current Offering Period under the Non-Section 423 Component, or (ii) the Enrollment Date of the first Offering Period in which the Participant is eligible to participate following such transfer. Notwithstanding the foregoing, the Administrator may establish different rules to govern transfers of employment between companies participating in the Section 423 Component and the Non-Section 423 Component, consistent with the applicable requirements of Section 423 of the Code.

ARTICLE 7

GENERAL PROVISIONS

7.1  Administration.

(a)  The Plan shall be administered by the Committee, which shall be composed of members of the Board. The Committee may delegate administrative tasks under the Plan to the services of an Agent or Employees to assist in the administration of the Plan, including establishing and maintaining an individual securities account under the Plan for each Participant.

(b)  It shall be the duty of the Administrator to conduct the general administration of the Plan in accordance with the provisions of the Plan. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

(i)  to establish and terminate Offerings;

(ii)  to determine when and how Options shall be granted and the provisions and terms of each Offering (which need not be identical);

(iii)  to select Designated Subsidiaries in accordance with Section 7.2 hereof; and

(iv)  to construe and interpret the Plan, the terms of any Offering and the terms of the Options and to adopt such rules for the administration, interpretation, and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, any Offering or any Option, in a manner and to the extent it shall deem necessary or expedient to administer the Plan, subject to Section 423 of the Code for the Section 423 Component.

(c)  The Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures. Without limiting the generality of the foregoing, the Administrator is specifically authorized to adopt rules and procedures regarding handling of participation elections, payroll deductions, payment of interest, conversion of local currency, payroll tax, withholding procedures and handling of stock certificates which vary with local requirements. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Administrator under the Plan.

(d)  The Administrator may adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423 of the Code. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of Section 5.1 hereof, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan.

(e)  All expenses and liabilities incurred by the Administrator in connection with the administration of the Plan shall be borne by the Company. The Administrator may, with the approval of the Committee, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Administrator, the Company and its officers and directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Administrator in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or Administrator shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the options, and all members of the Board or Administrator shall be fully protected by the Company in respect to any such action, determination, or interpretation.

7.2  Designation of Subsidiary Corporations. The Board or Administrator shall designate from time to time the Subsidiaries that shall constitute Designated Subsidiaries, and determine whether such Designated Subsidiaries shall participate in the Section 423 Component or Non-Section 423 Component. The Board or Administrator may designate a Subsidiary, or terminate the designation of a Subsidiary, without the approval of the stockholders of the Company.

7.3  Reports. Individual accounts shall be maintained for each Participant in the Plan. Statements of Plan Accounts shall be given to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Option Price, the number of shares purchased and the remaining cash balance, if any.

7.4  No Right to Employment. Nothing in the Plan shall be construed to give any person (including any Participant) the right to remain in the employ of the Company, a Parent or a Subsidiary or to affect the right of the Company, any Parent or any Subsidiary to terminate the employment of any person (including any Participant) at any time, with or without cause, which right is expressly reserved.

7.5  Amendment and Termination of the Plan.

(a)  The Board may, in its sole discretion, amend, suspend or terminate the Plan at any time and from time to time. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision), with respect to the Section 423 Component, or any other applicable law, regulation or stock exchange rule, the Company shall obtain stockholder approval of any such amendment to the Plan in such a manner and to such a degree as required by Section 423 of the Code or such other law, regulation or rule.

(b)  If the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may in its discretion modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(i)  altering the Option Price for any Offering Period including an Offering Period underway at the time of the change in Option Price;

(ii)  shortening any Offering Period so that the Offering Period ends on a new Exercise Date, including an Offering Period underway at the time of the Administrator action; and

(iii)  allocating shares of Common Stock.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

(c)  Upon termination of the Plan, the balance in each Participant’s Plan Account shall be refunded as soon as practicable after such termination, without any interest thereon.

7.6  Use of Funds; No Interest Paid. All funds received by the Company by reason of purchase of shares of Common Stock under the Plan shall be included in the general funds of the Company free of any trust or other restriction and may be used for any corporate purpose. No interest shall be paid to any Participant or credited under the Plan.

7.7  Term; Approval by Stockholders. No Option may be granted during any period of suspension of the Plan or after termination of the Plan. The Plan shall be submitted for the approval of the Company’s stockholders within 12 months after the date of the Board’s initial adoption of the Plan. Options may be granted prior to such stockholder approval; provided, however, that such Options shall not be exercisable prior to the time when the Plan is approved by the stockholders; provided, further that if such approval has not been obtained by the end of the 12-month period, all Options previously granted under the Plan shall thereupon terminate and be canceled and become null and void without being exercised.

7.8  Effect Upon Other Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company, any Parent or any Subsidiary (a) to establish any other forms of incentives or compensation for Employees of the Company or any Parent or any Subsidiary, or (b) to grant or assume Options otherwise than under the Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition, by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

7.9  Conformity to Securities Laws. Notwithstanding any other provision of the Plan, the Plan and the participation in the Plan by any individual who is then subject to Section 16 of the Exchange Act shall be subject to any additional limitations set forth in any applicable exemption rule under Section 16 of the Exchange Act

(including any amendment to Rule 16b-3 of the Exchange Act) that are requirements for the application of such exemptive rule. To the extent permitted by applicable law, the Plan shall be deemed amended to the extent necessary to conform to such applicable exemptive rule.

7.10  Notice of Disposition of Shares. Each Participant shall give the Company prompt notice of any disposition or other transfer of any shares of Common Stock, acquired pursuant to the exercise of an Option granted under the Section 423 Component, if such disposition or transfer is made (a) within two years after the applicable Grant Date or (b) within one year after the transfer of such shares of Common Stock to such Participant upon exercise of such Option. The Company may direct that any certificates evidencing shares acquired pursuant to the Plan refer to such requirement.

7.11  Tax Withholding. The Company or any Parent or any Subsidiary shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any sums required by federal, state or local tax law to be withheld with respect to any purchase of shares of Common Stock under the Plan or any sale of such shares.

7.12  Governing Law. The Plan and all rights and obligations thereunder shall be construed and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of law rules thereof or of any other jurisdiction.

7.13  Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

7.14  Conditions to Issuance of Shares.

(a) Notwithstanding anything herein to the contrary, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing shares of Common Stock pursuant to the exercise of an Option by a Participant, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such shares of Common Stock is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange or automated quotation system on which the shares of Common Stock are listed or traded, and the shares of Common Stock are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements.

(b) All certificates for shares of Common Stock delivered pursuant to the Plan and all shares of Common Stock issued pursuant to book entry procedures are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign securities or other laws, rules and regulations and the rules of any securities exchange or automated quotation system on which the shares of Common Stock are listed, quoted, or traded. The Committee may place legends on any certificate or book entry evidencing shares of Common Stock to reference restrictions applicable to the shares of Common Stock.

(c) The Committee shall have the right to require any Participant to comply with any timing or other restrictions with respect to the settlement, distribution or exercise of any Option, including a window-period limitation, as may be imposed in the sole discretion of the Committee.

(d) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Company may, in lieu of delivering to any Participant certificates evidencing shares of Common Stock issued in connection with any Option, record the issuance of shares of Common Stock in the books of the Company (or, as applicable, its transfer agent or stock plan administrator).

7.15  Equal Rights and Privileges. All Eligible Employees of the Company (or of any Designated Subsidiary) granted Options pursuant to an Offering under the Section 423 Component shall have equal rights and privileges under this Plan to the extent required under Section 423 of the Code so that the Section 423 Component qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Any provision of the Section 423 Component that is inconsistent with Section 423 of the Code shall, without further act or amendment by the Company or the Board, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code. Eligible Employees participating in the Non-Section 423 Component need not have the same rights and privileges as Eligible Employees participating in the Section 423 Component.

7.16  Rules Particular to Specific Countries. Notwithstanding anything herein to the contrary, the terms and conditions of the Plan with respect to Participants who are tax residents of a particular non-U.S. country or who are foreign nationals or employed in non-U.S. jurisdictions may be subject to an addendum to the Plan in the form of an appendix or sub-plan (which appendix or sub-plan may be designed to govern Offerings under the Section 423 Component or the Non-Section 423 Component, as determined by the Administrator). To the extent that the terms and conditions set forth in an appendix or sub-plan conflict with any provisions of the Plan, the provisions of the appendix or sub-plan shall govern. The adoption of any such appendix or sub-plan shall be pursuant to Section 7.1 above. Without limiting the foregoing, the Administrator is specifically authorized to adopt rules and procedures, with respect to Participants who are foreign nationals or employed in non-U.S. jurisdictions, regarding the exclusion of particular Subsidiaries from participation in the Plan, eligibility to participate, the definition of Compensation, handling of payroll deductions or other contributions by Participants, payment of interest, conversion of local currency, data privacy security, payroll tax, withholding procedures, establishment of bank or trust accounts to hold payroll deductions or contributions.

7.17  Section 409A. The Section 423 Component of the Plan and the Options granted pursuant to Offerings thereunder are intended to be exempt from the application of Section 409A. Neither the Non-Section 423 Component nor any Option granted pursuant to an Offering thereunder is intended to constitute or provide for “nonqualified deferred compensation” within the meaning of Section 409A. Notwithstanding any provision of the Plan to the contrary, if the Administrator determines that any Option granted under the Plan may be or become subject to Section 409A or that any provision of the Plan may cause an Option granted under the Plan to be or become subject to Section 409A, the Administrator may adopt such amendments to the Plan and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Administrator determines are necessary or appropriate to avoid the imposition of taxes under Section 409A, either through compliance with the requirements of Section 409A or with an available exemption therefrom.

Your vote C/O TABULATOR, P.O. BOX 8016, CARY, NC 27512-9903 matters! Have your ballot ready and please use one of the methods below for easy voting: Your control number Have the 12 digit control number located in the box above available when you access the website and follow the instructions. Aligos Therapeutics, Inc. Internet: www .proxypush.com/ALGS Cast your vote online Annual Meeting of Stockholders Have your Proxy Card ready Follow the simple instructions to record your vote For Stockholders of record as of April 27, 2026 Phone: Thursday, June 25, 2026 8:00 AM, Pacific Time 1-866-697-7120 Annual Meeting to be held live via the internet - Please visit Use any touch-tone telephone Have your Proxy Card ready www.proxydocs.com/ALGS for more details. Follow the simple recorded instructions Mail: Mark, sign and date your Proxy Card Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 2:00 PM, Pacific Time, June 24, 2026. Virtual: You must register to attend the meeting online and/or participate at www.proxydocs.com/ALGS no This proxy is being solicited on behalf of the Board of Directors later than June 24, 2026 at 5:00 p.m. Eastern Time. The undersigned hereby appoints Lawrence M. Blatt, Ph.D., M.B.A. and Lesley Ann Calhoun (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Aligos Therapeutics, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Aligos Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR PROPOSALS 1, 2, 3 AND 4 1 YEAR FOR PROPOSAL 5 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect two Class III directors to hold office until the 2029 annual meeting of stockholders or until their successors are elected; FOR WITHHOLD 1.01 Bridget Martell, M.A., M.D. FOR 1.02 Carole Nuechterlein, J.D. FOR FOR AGAINST ABSTAIN 2. To ratify the appointment, by the Audit Committee of the Company’s Board of FOR Directors, of Ernst & Young LLP, as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2026; 3. To approve an amendment to the Company’s 2020 Employee Stock Purchase Plan FOR (the “ESPP”), in substantially the form attached to the accompanying Proxy Statement as Appendix A, to remove the evergreen provision and increase the number of shares reserved for issuance under the ESPP by 500,000 shares; 4. To approve, on a non-binding, advisory basis, the compensation of the Company’s FOR named executive officers as disclosed in the Proxy Statement accompanying this notice pursuant to the compensation disclosure rules of the Securities and Exchange Commission (“Say-on-Pay”); and 1YR 2YR 3YR ABSTAIN 5. To approve, on a non-binding, advisory basis, whether a Say-on-Pay vote should 1 YEAR occur every one year, every two years or every three years. NOTE: In addition, you are entitled to vote on any other matters that are properly brought before the Annual Meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/ALGS no later than June 24, 2026 at 5:00 p.m. Eastern Time. Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date